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                                                                    Exhibit 4.11

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                          TESORO PETROLEUM CORPORATION

                       SENIOR SECURED TERM LOANS DUE 2008

                          CREDIT AND GUARANTY AGREEMENT

                           Dated as of April 17, 2003

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

                              Administrative Agent

                       GOLDMAN SACHS CREDIT PARTNERS L.P.

            Sole Lead Arranger, Sole Bookrunner and Syndication Agent

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                                TABLE OF CONTENTS

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                                                           ARTICLE I
                                          DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.              Definitions...................................................................                   1

SECTION 1.02.              Other Definitions.............................................................                  39

SECTION 1.03.              Rules of Construction.........................................................                  40

                                                          ARTICLE II
                                                        THE TERM LOANS

SECTION 2.01.              Term Loans....................................................................                  42

SECTION 2.02.              Pro Rata Shares; Availability of Funds........................................                  42

SECTION 2.03.              Use of Proceeds...............................................................                  43

SECTION 2.04.              Evidence of Debt; Register; Lenders' Books and Records; Notes.................                  43

SECTION 2.05.              Interest......................................................................                  44

SECTION 2.06.              Conversion/Continuation.......................................................                  45

SECTION 2.07.              Default Interest..............................................................                  46

SECTION 2.08.              Fees..........................................................................                  46

SECTION 2.09.              Scheduled Payments/Commitment Reductions......................................                  46

SECTION 2.10.              Voluntary Prepayments.........................................................                  48

SECTION 2.11.              Mandatory Offers..............................................................                  49

SECTION 2.12.              Application of Prepayments....................................................                  51

SECTION 2.13.              General Provisions Regarding Payments.........................................                  51

SECTION 2.14.              Ratable Sharing...............................................................                  52

SECTION 2.15.              Making or Maintaining Eurodollar Rate Loans...................................                  53
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SECTION 2.16.              Increased Costs; Capital Adequacy.............................................                  55

SECTION 2.17.              Taxes; Withholding, etc.......................................................                  56

SECTION 2.18.              Removal or Replacement of a Lender............................................                  58

SECTION 2.19.              Additional Term Loans.........................................................                  59

                                                          ARTICLE III
                                                     CONDITIONS PRECEDENT

SECTION 3.01.              Closing Date..................................................................                  62

SECTION 3.02.              Conditions to Each Term Loan..................................................                  65

                                                          ARTICLE IV
                                                REPRESENTATIONS AND WARRANTIES

SECTION 4.01.              No Material Adverse Change....................................................                  66

SECTION 4.02.              Immaterial Subsidiaries.......................................................                  66

SECTION 4.03.              Property......................................................................                  66

SECTION 4.04.              Due Incorporation.............................................................                  67

SECTION 4.05.              Capital Stock and Ownership...................................................                  67

SECTION 4.06.              Due Authorization; Binding Obligation.........................................                  67

SECTION 4.07.              Margin Stock..................................................................                  67

SECTION 4.08.              No Conflict...................................................................                  68

SECTION 4.09.              Governmental Consents.........................................................                  68

SECTION 4.10.              No Violations.................................................................                  69

SECTION 4.11.              No Adverse Proceedings........................................................                  69

SECTION 4.12.              PUHCA.........................................................................                  69

SECTION 4.13.              Investment Company Act........................................................                  69

SECTION 4.14.              Accounting....................................................................                  69

SECTION 4.15.              No Legal Violation............................................................                  69
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SECTION 4.16.              Intellectual Property.........................................................                  70

SECTION 4.17.              Historical Financial Statements...............................................                  70

SECTION 4.18.              Projections...................................................................                  70

SECTION 4.19.              Solvency......................................................................                  70

SECTION 4.20.              Employee Matters..............................................................                  71

SECTION 4.21.              ERISA.........................................................................                  71

SECTION 4.22.              Unlawful Contributions........................................................                  71

SECTION 4.23.              Pipeline Subsidiaries.........................................................                  72

SECTION 4.24.              Perfection....................................................................                  72

SECTION 4.25.              Priority......................................................................                  72

SECTION 4.26.              Senior Debt...................................................................                  72

SECTION 4.27.              Other Representations.........................................................                  73

                                                           ARTICLE V
                                                           COVENANTS

SECTION 5.01.              Section Intentionally Deleted.................................................                  73

SECTION 5.02.              Section Intentionally Deleted.................................................                  73

SECTION 5.03.              Reports.......................................................................                  73

SECTION 5.04.              Compliance Certificate........................................................                  74

SECTION 5.05.              Taxes.........................................................................                  75

SECTION 5.06.              Waiver of Stay, Extension and Usury Laws......................................                  75

SECTION 5.07.              Restricted Payments...........................................................                  75

SECTION 5.08.              Dividend and Other Payment Restrictions Affecting Subsidiaries................                  79

SECTION 5.09.              Incurrence of Indebtedness and Issuance of Preferred Stock....................                  81

SECTION 5.10.              Asset Sales...................................................................                  82
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SECTION 5.11.              Transactions with Affiliates..................................................                  85

SECTION 5.12.              Liens.........................................................................                  86

SECTION 5.13.              Business Activities...........................................................                  86

SECTION 5.14.              Corporate Existence...........................................................                  86

SECTION 5.15.              Offer to Repurchase upon Change of Control....................................                  87

SECTION 5.16.              Flood Insurance...............................................................                  88

SECTION 5.17.              Additional Term Loan Guarantees and Liens.....................................                  88

SECTION 5.18.              Payments for Consent..........................................................                  89

SECTION 5.19.              Suspension of Covenants.......................................................                  90

                                                          ARTICLE VI
                                                          SUCCESSORS

SECTION 6.01.              Merger, Consolidation, or Sale of Assets......................................                  90

SECTION 6.02.              Successor Corporation Substituted.............................................                  91

                                                          ARTICLE VII
                                                     DEFAULTS AND REMEDIES

SECTION 7.01.              Events of Default.............................................................                  91

SECTION 7.02.              Acceleration..................................................................                  93

                                                         ARTICLE VIII
                                                            AGENTS

SECTION 8.01.              Appointment of Agents.........................................................                  94

SECTION 8.02.              Powers and Duties.............................................................                  94

SECTION 8.03.              General Immunity..............................................................                  95

SECTION 8.04.              Agents Entitled to Act as Lender..............................................                  96

SECTION 8.05.              Lenders' Representations, Warranties and Acknowledgment.......................                  96
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SECTION 8.06.              Right to Indemnity............................................................                  96

SECTION 8.07.              Successor Administrative Agent................................................                  97

                                                          ARTICLE IX
                                                    COLLATERAL AND SECURITY

SECTION 9.01.              Security Documents............................................................                  97

SECTION 9.02.              Further Assurances............................................................                  98

SECTION 9.03.              Collateral Agent..............................................................                  99

SECTION 9.04.              Collateral Agent; Realization on Collateral...................................                 100

SECTION 9.05.              Regulatory and Governmental Approvals.........................................                 100

SECTION 9.06.              Release of Collateral Agent's Lien............................................                 100

                                                           ARTICLE X
                                INTERCREDITOR PROVISIONS RELATING TO QUALIFIED CREDIT FACILITY

SECTION 10.01.             Agreement between the Collateral Agent and Credit Facility Agent..............                 102

SECTION 10.02.             Disclaimer of Consensual Liens................................................                 103

SECTION 10.03.             Notice of Intent to Foreclose.................................................                 104

SECTION 10.04.             Consent to License to Use Intellectual Property; Access to Information; Access
                           to Real Property to Process and Sell Inventory.................................                105

SECTION 10.05.             Complete Agreement............................................................                 108

SECTION 10.06.             No Subrogation, Marshalling or Duty...........................................                 108

SECTION 10.07.             Limitation on Certain Relief, Defenses and Damage Claims......................                 108

SECTION 10.08.             Amendment; Waiver.............................................................                 108

SECTION 10.09.             Enforcement...................................................................                 109

SECTION 10.10.             Relative Rights...............................................................                 110
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                                                          ARTICLE XI
                                                      COLLATERAL SHARING

SECTION 11.01.             Equal and Ratable Lien Sharing by holders of Notes and Holders of Term Loans..                 111

SECTION 11.02.             Enforcement...................................................................                 111

SECTION 11.03.             Amendment.....................................................................                 111

                                                          ARTICLE XII
                                                          GUARANTEES

SECTION 12.01.             Term Loan Guarantees..........................................................                 112

SECTION 12.02.             Execution and Delivery of Additional Term Loan Guarantee......................                 115

SECTION 12.03.             Guarantors May Consolidate, Etc., on Certain Terms............................                 116

SECTION 12.04.             Releases......................................................................                 117

SECTION 12.05.             Limitation on Guarantor Liability; Contribution...............................                 118

                                                         ARTICLE XIII
                                                         MISCELLANEOUS

SECTION 13.01.             Notices.......................................................................                 118

SECTION 13.02.             Expenses......................................................................                 119

SECTION 13.03.             Indemnity.....................................................................                 120

SECTION 13.04.             Set-Off.......................................................................                 121

SECTION 13.05.             Amendments and Waivers........................................................                 121

SECTION 13.06.             Successors and Assigns; Participations........................................                 122

SECTION 13.07.             Independence of Covenants.....................................................                 126

SECTION 13.08.             Survival of Representations, Warranties and Agreements........................                 126

SECTION 13.09.             No Waiver; Remedies Cumulative................................................                 126

SECTION 13.10.             Marshalling; Payments Set Aside...............................................                 127
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SECTION 13.11.             Severability..................................................................                 127

SECTION 13.12.             Term Loan Obligations Several; Independent Nature of Lenders' Rights..........                 127

SECTION 13.13.             Headings......................................................................                 127

SECTION 13.14.             Applicable Law................................................................                 127

SECTION 13.15.             Consent to Jurisdiction.......................................................                 127

SECTION 13.16.             Waiver Of Jury Trial..........................................................                 128

SECTION 13.17.             Confidentiality...............................................................                 128

SECTION 13.18.             Usury Savings Clause..........................................................                 130

SECTION 13.19.             Counterparts..................................................................                 130

SECTION 13.20.             Effectiveness.................................................................                 130
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APPENDICES:         A       Initial Term Loan Commitments
                    B       Notice Addresses

SCHEDULES:          3.01(e) Mortgaged Properties
                    4.04    Jurisdictions of Organization and Qualification
                    4.05    Capital Stock and Ownership
                    4.09    UCC Filings
                    4.11    Adverse Proceedings
                    4.15    Environmental Matters
                    4.20    Employee Matters
                    5.09    Certain Indebtedness
                    5.12    Certain Liens

EXHIBITS:           A-1     Funding Notice
                    A-2     Conversion/Continuation Notice
                    B       Term Loan Note
                    C       Compliance Certificate
                    D       Assignment Agreement
                    E       Certificate Re Non-bank Status
                    F       Guarantor Joinder Agreement
                    G       Lender Joinder Agreement
                    H       Lender Addendum
                    I       Mortgage

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         This CREDIT AND GUARANTY AGREEMENT, dated as of April 17, 2003, is entered into by and among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), CERTAIN SUBSIDIARIES OF COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Administrative Agent (together with its successors in such capacity, the "Administrative Agent") and GOLDMAN SACHS CREDIT PARTNERS L.P., as Sole Lead Arranger, Sole Bookrunner and Syndication Agent (the "Sole Lead Arranger").

                                    RECITALS:

1. The Company intends to borrow $200,000,000 in principal amount of Term Loans (the "Initial Term Loans") under this Agreement.

2. The Company intends to issue $375,000,000 in principal amount of 8.00% Senior Secured Notes due April 15, 2008 (the "Initial Notes") pursuant to the Indenture, dated as of April 17, 2003 (the "Indenture"), by and among the Company, the Guarantors and The Bank of New York, as Trustee (together with its successors in such capacity, the "Trustee").

3. Pursuant to this Agreement, the Guarantors guarantee payment of the Initial Term Loans and all other Term Loan Obligations. Pursuant to the Indenture, the Guarantors have guaranteed payment of the Initial Notes and all other Note Obligations.

4. This Agreement and the Indenture will require the Company and the Guarantors to secure payment of the Initial Term Loans and the Initial Notes and other Secured Obligations, Equally and Ratably, by security interests in the Collateral. Without providing any commitments to the Company as to the funding of any future indebtedness, this Agreement and the Indenture permit the Company from time to time to incur indebtedness which it is otherwise permitted to incur under this Agreement and the Indenture in the form of additional Term Loans borrowed under this Agreement or additional Notes issued under the Indenture (or both) and to secure such additional Term Loans and additional Notes, Equally and Ratably with the Initial Term Loans and the Initial Notes, by such security interests in the Collateral, up to an aggregate principal amount (including the Initial Term Loans and the Initial Notes) not exceeding $725,000,000 at any one time outstanding (the "Secured Principal Cap").

5. This Agreement and the Indenture further require that such security interests in the Collateral be granted to the Collateral Agent acting for the benefit of the holders of Term Loans, Notes and other Secured Obligations pursuant to the Security Documents.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01      Definitions.

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         "Acquired Debt" means, with respect to any specified Person, (1)
Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in each case, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.

         "Actionable Default" has the meaning given to such term in the Collateral Agency Agreement.

         "Adjusted Eurodollar Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the sum of the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Applicable Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

         "Adjusted Net Assets" of a Guarantor at any date means the lesser of the amount by which (i) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Term Loan Guarantee, of such Guarantor at such date and (ii) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under such Term Loan Guarantee), excluding debt in respect of such Term Loan Guarantee, as they become absolute and matured.

         "Administrative Agent" is defined in the Recitals hereto.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 5.11 hereof and the use of the term "Affiliates" thereunder, beneficial ownership of 10% or more of the voting securities of a specified Person shall be deemed to be control by the owner thereof.

         "Agents" means the Administrative Agent and the Sole Lead Arranger.

         "Agreement" means this Credit and Guaranty Agreement, dated as of April 17, 2003.

         "Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any

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basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Term Loan is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

         "Asset Sale" means:

                  (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business, or any damage or loss of property resulting in the payment of property insurance or condemnation proceeds to the Company or any Restricted Subsidiary (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 5.15 and 6.01 hereof and not by the provisions in Section 5.10 hereof); and

                  (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $5,000,000 or (b) for Net Proceeds in excess of $5,000,000;

provided that the following will not be deemed to be Asset Sales:

         (1) any transfer, conveyance, sale, lease or other disposition of Credit Facility Collateral;

         (2) any sale or exchange of production of crude oil, natural gas and natural gas liquids, or refined products or residual hydrocarbons, or any other asset or right constituting inventory, made in the ordinary course of the Permitted Business;

         (3) (A) any disposition of assets (other than Collateral) in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments") and (B) any disposition of assets constituting Collateral in trade or exchange for

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assets constituting Refinery Assets of comparable Fair Market Value; provided that, in each such case (x) except for trades or exchanges of oil and gas properties and interests therein for other oil and gas properties and interests therein, if the Fair Market Value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $35,000,000, the Company shall obtain an opinion or report from an Independent Financial Advisor confirming that the assets received by the Company and the Restricted Subsidiaries in such trade or exchange have a fair market value of at least the fair market value of the assets so disposed, (y) any cash or Cash Equivalents received by the Company or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of "Net Proceeds") shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in Section 5.10 hereof and (z) in the case of clause (B) above, the Collateral Agent shall concurrently be granted a perfected first priority security interest (subject to Permitted Prior Liens) in such Refinery Assets (other than assets constituting Credit Facility Collateral) as additional Collateral under the Security Documents to secure the Secured Obligations, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's request, customary Officers' Certificates and legal opinions);

         (4) a transfer of assets by the Company to a Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

         (5) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company;

         (6) (A) a Permitted Investment or (B) a Restricted Payment that is permitted by Section 5.07 hereof;

         (7)      the trade, sale or exchange of Cash Equivalents;

         (8) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business;

         (9) the abandonment or relinquishment of assets or property in the ordinary course of business, including without limitation the abandonment, relinquishment or farm-out of oil and gas leases, concessions or drilling or exploration rights or interests therein;

         (10) any lease of assets entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary of the Company is the lessor and the lessee has no option to purchase such assets for less than Fair Market Value at any time the right to acquire such asset occurs;

         (11) the disposition of assets received in settlement of debts accrued in the ordinary course of business;

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         (12)     the creation or perfection of a Lien on any properties or
assets (or any income or profit therefrom) of the Company or any of its Restricted Subsidiaries that is not prohibited by any provision hereof;

         (13) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and

         (14) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

         "Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by the Administrative Agent.

         "Associated Leased Terminals" shall have the meaning provided in the definition of "Collateral."

         "Bankruptcy Code" means Title 11, U.S. Code, as amended, or any similar federal or state law for the relief of debtors.

         "Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of
(a) the Federal Funds Effective Rate for such day and (b) one-half of one percent (0.5%) per annum.

         "Base Rate Loan" means a Term Loan bearing interest at a rate determined by reference to the Base Rate.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Borrowing Base" means, as of any date, an amount equal to:

         (1) 85% of the face amount of all accounts receivable owned by the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

         (2) 80% of the book value (before any reduction from current cost to LIFO cost) of all inventory owned by the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

         (3) 100% of the cash and Cash Equivalents owned by the Company and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date.

         "Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and

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(ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Calculation Date" shall have the meaning provided in the definition of "Fixed Charge Coverage Ratio."

         "Capital Lease Obligations" means, at the time any determination thereof is to be made, the amount of the liability in respect of one or more capital leases that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's or S&P with maturities of not more than one year from the date of acquisition.

         "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit E.

         "Change of Control" means the occurrence of one or more of the following events:

                  (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") together with any Affiliates thereof (whether or not otherwise in compliance with the provisions hereof) unless immediately following such sale, lease, exchange or other transfer in compliance with this Agreement such assets are owned, directly or indirectly, by the Company or a Subsidiary of the Company;

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                  (ii)     the approval by the holders of Capital Stock of the
Company of any plan or proposal for the liquidation or dissolution of the Company;

                  (iii) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Securities of the Company by any Person or Group that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of the Company's then outstanding voting securities entitled to vote on a regular basis for the board of directors of the Company, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Company's board of directors, including, without limitation, by the acquisition of revocable proxies for the election of directors;

                  (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders (or members, as applicable) of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office; or

                  (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by the Company or any of its Restricted Subsidiaries solely for the purpose of changing the legal structure of the Company or such Restricted Subsidiary.

         "Closing Date" means the date on which the Initial Term Loans are made.

         "Closing Date Mortgages" the mortgages or deeds of trust to be delivered on the Closing Date as set forth on Schedule 3.01(e).

         "Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

         "Collateral" means:

         (1) the real property, fixtures and equipment comprising or used or useful for or in connection with the six refineries and connected terminal assets owned on the Closing Date by Domestic Subsidiaries and located in or near Martinez, California, Anacortes, Washington, Kenai, Alaska, Kapolei, Hawaii, Mandan, North Dakota, and Salt Lake City, Utah (the "Existing Refineries");

         (2) the real property, fixtures and equipment comprising or used or useful for or in connection with the two terminals owned on the Closing Date by a Domestic Subsidiary and located in Burley, Idaho and Boise, Idaho (the "Owned Terminals");

         (3) (a) all real property, fixtures or equipment acquired at any time after the Closing Date by the Company or any Guarantor (i) located on, or contiguous to or connected with and in reasonable proximity to, any of the Existing Refineries or Owned Terminals and (ii) necessary, used or useful for or in connection with the ownership, expansion, operation, use or maintenance of any of the Existing Refineries or Owned Terminals and (b) any owned or acquired interest in leases or contracts with governmental authorities, where such leases or contracts are in real estate in navigable waters contiguous to or connected with and in reasonable proximity to any of the Existing Refineries or Owned Terminals;

         (4) all fixtures and equipment at any time owned or acquired by the Company or any Domestic Subsidiary comprising or acquired for use with (a) the pipelines serving and connected to the Existing Refineries on the Closing Date, which are a 71-mile pipeline from the Kenai refinery to Anchorage, Alaska, a 24-mile pipeline from Swanson River Field to the Kenai refinery, a 23-mile pipeline system connected to the Kapolei refinery and a 700-mile pipeline system in North Dakota and Montana, or (b) any other pipeline acquired at any time after the Closing Date by the Company or any Domestic Subsidiary to serve and that is connected to any of the Existing Refineries (collectively, the "Pipelines");

         (5) (i) all outstanding Capital Stock of each of Tesoro Alaska Pipeline Company, Kenai Pipe Line Company, and each additional Pipeline Subsidiary (other than Tesoro High Plains Pipeline Company), (ii) all intercompany Indebtedness owed by any Pipeline Subsidiary (other than Tesoro High Plains Pipeline Company) at any time owned or acquired by the Company or any Domestic Subsidiary, and (iii) 66-2/3% of all outstanding Capital Stock of, and 66-2/3% of all intercompany Indebtedness owed by, Tesoro High Plains Pipeline Company, in each case, at any time owned or acquired by the Company or any Domestic Subsidiary;

         (6) all fixtures and equipment at any time owned or acquired by the Company or any Guarantor located at any of the terminals or any other facilities at which any inventory is stored or distributed that are leased by the Company or any Guarantor and that are necessary for or used in connection with the operation, use or maintenance of any of the Existing Refineries (the "Associated Leased Terminals") or the transportation of any inventory to or from any Existing Refinery, Owned Terminal or Associated Leased Terminal;

         (7) all general intangibles (including patents, copyrights, trade secrets and other intellectual property, whether owned or licensed, customer and supplier contracts, drawings, plans, books and records, employment, consulting, operating, maintenance or services agreements and other contractual rights, public and private licenses, permits, franchises, powers, authorities, pollution or environmental credits and allowances, goodwill and other intangible property of every type or description) at any time owned or acquired by the Company or any Guarantor necessary, used or useful for or in connection with, or in any respect related, incidental or ancillary to, the ownership, expansion, operation, use, maintenance or sale or other disposition of any of the Existing Refineries, the Owned Terminals, the Associated Leased Terminals or the Pipelines;

         (8) all rights to payment at any time owned or acquired by the Company or any Subsidiary of the Company constituting (a) intercompany Indebtedness resulting from the declaration of a dividend or a debt distribution on account of Capital Stock of a Subsidiary of the Company or a redemption, reclassification or recapitalization of the Capital Stock of any such Subsidiary and (b) intercompany Indebtedness resulting from the funding of proceeds of any transaction raising capital (whether by the issuance of debt or equity) for the Company or any Subsidiary of the Company as an intercompany loan to the Company or any such Subsidiary (other than the funding of proceeds of any extension of credit or borrowing under a Credit Facility), in each case, whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments (collectively, the "Specified Intercompany Debt");

         (9) each Asset Sale Proceeds Account and all deposits therein and interest thereon and investments thereof, and all property of every type and description in which any proceeds of any Sale of Collateral or other disposition of Collateral are invested or upon which the Collateral Agent is at any time granted, or required to be granted, a Lien to secure the Secured Obligations as set forth in Section 5.10 or in clause (3) of the proviso in the definition of "Asset Sale"; and

         (10)     all proceeds of any of the foregoing;

provided, that the Collateral will not at any time include any property that is, at such time, an Excluded Asset.

         "Collateral Agency Agreement" means a declaration of trust for a collateral trust, a collateral trust agreement or a collateral agency agreement, dated the Closing Date, executed and delivered by the Company, the Guarantors and the Collateral Agent on customary terms reasonably satisfactory to the Trustee and the Administrative Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

         "Collateral Agent" means Wilmington Trust Company, in its capacity as collateral agent under the Collateral Agency Agreement, together with its successors in such capacity.

         "Collateral Agent's Liens" means the Liens granted to the Collateral Agent as security for Secured Obligations.

         "Commodity Hedging Agreements" means agreements or arrangements designed to protect such Person against fluctuations in the price of (i) crude oil, natural gas, or other hydrocarbons, including refined hydrocarbon products;
(ii) electricity and other sources of energy or power used in the Company's refining or processing operations; or (iii) any other commodity; in each case, in connection with the conduct of its business and not for speculative purposes.

         "Commodity Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.

         "Company" means the Person named as the "Company" in the introductory paragraph of this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter, the term "Company" shall mean such successor Person and each successive successor Person.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus

                  (i) an amount equal to any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus

                  (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

                  (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

                  (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus

                  (v) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;
(ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; (iv) the cumulative effect of a change in accounting principles shall be excluded; and
(v) any ceiling limitation writedowns under SEC guidelines shall be treated as capitalized costs, as if such writedown had not occurred.

         "Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

         "Conversion/Continuation Notice" means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

         "Control Agreement" means a Control Agreement relating to any Asset Sale Proceeds Account, by and among the applicable Obligor, the Collateral Agent and a commercial bank designated by the Company and reasonably satisfactory to the Collateral Agent, as depository agent, substantially in the form of Exhibit B to the Security Agreement and otherwise with such changes as are reasonably satisfactory to the Collateral Agent.

         "Credit Date" means the date that a Term Loan is made.

         "Credit Facility" means, with respect to the Company or any Restricted Subsidiary of the Company, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, other borrowings (including term loans), receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount) in whole or in part from time to time.

         "Credit Facility Agent" means, at any time in respect of any Qualified Credit Facility, the administrative agent, collateral agent or collateral trustee for holders of Obligations under such Qualified Credit Facility that holds the Liens securing such Obligations.

         "Credit Facility Collateral" means, at any time in respect of any Credit Facility:

         (1) all now owned and hereafter acquired inventory (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction), all documents (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction) related thereto and all rights under any existing or future policy of property loss or casualty insurance on such inventory;

         (2) all now owned and hereafter acquired rights to payment from inventory sold or leased and services rendered (whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments, each as defined in Article 9 of the UCC as in effect in any applicable jurisdiction, and whether or not such rights to payment constitute Indebtedness or conform to the underlying contract), together with
(i) all rights in and to any merchandise or goods which such rights to payment may represent, whether as returned or repossessed goods or otherwise; and (ii) all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment;

         (3) all now owned and hereafter acquired money, deposit accounts (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction) and deposits therein and Cash Equivalents (whether held directly or in securities accounts (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction)), except (i) the Asset Sale Proceeds Account and deposits therein and (ii) money, deposit accounts, deposits and Cash Equivalents (whether held directly or in securities accounts) constituting identifiable proceeds of Collateral;

         (4) all now owned and hereafter acquired rights to payment constituting intercompany debt obligations (whether such rights to payment constitute accounts or payment intangibles, or arise under or in connection with chattel paper or instruments, and whether or not such rights to payment constitute Indebtedness), together with all Liens, letters of credit, insurance, guarantees and other obligations securing or supporting such rights to payment; provided, however, that such intercompany debt obligations shall not include (x) Specified Intercompany Debt, (y) any Liens, letters of credit, insurance, guarantees and other obligations securing or supporting Specified Intercompany Debt or (z) any cash or non-cash proceeds of Specified Intercompany Debt;

         (5) all now owned and hereafter acquired rights under contracts and other general intangibles, but only to the extent necessary, used or useful in (i) the collection, sale or other disposition of the rights to payment described in clause (2) above or (ii) the processing, shipment

(including any rights of stoppage in transit), offtake, storage, completion, supply, lease, sale or other disposition (collectively, "Inventory Disposition Actions") of inventory which is owned or has been sold as of the date of any such Inventory Disposition Action; and

         (6) all cash and non-cash proceeds (as defined in Article 9 of the UCC as in effect in any applicable jurisdiction) of the foregoing.

         "Credit Facility Liens" means Liens securing the Credit Facility Obligations.

         "Credit Facility Obligations" means Indebtedness under a Credit Facility permitted to be incurred under clauses (i) or (xii) of the definition of "Permitted Debt" and other Obligations (not constituting Indebtedness) under such Credit Facility (which may, but need not, include Hedging Obligations and obligations under deposit account services agreements and cash management contracts with any lender that is or at any time was party to such Credit Facility or any of its Affiliates).

         "Custodian" means any receiver, trustee, assignee, liquidator, sequester or similar official under the Bankruptcy Code.

         "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

         "Designated Proceeds" means the amount of net cash proceeds received by the Company from each issuance or sale since the Closing Date of mandatorily convertible preferred stock of the Company (other than Disqualified Stock), that at the time of such issuance was designated by the Company as "Designated Proceeds" pursuant to an Officer's Certificate delivered to the Administrative Agent; provided, however, that if the mandatorily convertible preferred stock providing such Designated Proceeds is thereafter converted into common stock of the Company, that portion of the Designated Proceeds that has not been paid as dividends pursuant to clause (x) of the second paragraph of Section 5.07 hereof will no longer be considered to be Designated Proceeds.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.07 hereof.

         "Dollars" and the sign "$" mean the lawful money of the United States of America.

         "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

         "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no Affiliate of the Company shall be an Eligible Assignee.

         "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

         "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to the Company or any of its Restricted Subsidiaries or any Facility.

         "Equally and Ratably" means, in reference to sharing of any Liens or proceeds thereof as between the holders of Note Obligations, on the one hand, and Term Loan Obligations, on the other hand, that such Liens or proceeds:

         (1) shall be allocated and distributed first to the Trustee for account of the holders of Notes, on the one hand, and to the Administrative Agent for account of the Lenders, on the other hand, ratably in proportion to the principal of and interest and premium (if any) outstanding on the Notes when the allocation or distribution is made, on the one hand, and the principal of and interest (including special interest) and premium (if any) outstanding on the Term Loans when the allocation or distribution is made, on the other hand; and thereafter

         (2) shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest (including special interest) and premium on the Notes and the Term Loans) to the Trustee for account of the holders of any remaining Note Obligations, on the one hand, and to the Administrative Agent for account of the holders of any remaining Term Loan

Obligations, on the other hand, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the Trustee, the Administrative Agent and the Collateral Agent) prior to the date such distribution is made, on the one hand, and the aggregate unpaid amount of such remaining Term Loan Obligations due and demanded (with written notice to the Trustee, the Administrative Agent and the Collateral Agent) prior to the date such distribution is made, on the other hand.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any public or private sale of Capital Stock of the Company (other than sales made to any Restricted Subsidiary of the Company and sales of Disqualified Stock) made for cash after the Closing Date.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Rate Loan for the relevant Interest Period, the applicable British Bankers' Association LIBOR rate for deposits in Dollars as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers' Association LIBOR rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be (a) the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or (b) in the event the rates referenced in the preceding clauses (a) is not available, the rate per annum equal to the offered quotation rate to first class banks in the London interbank market by GSCP for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Term Loan of the Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

         "Eurodollar Rate Loan" means a Term Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" means:

         (1)      Credit Facility Collateral;

         (2) any lease of premises used only as office space or to warehouse inventory;

         (3) all easements, rights-of-way, licenses and other real property interests for or pertaining to the construction, operation, use or maintenance of any pipeline over, upon or under land owned by another;

         (4) the fixtures and equipment of any pipeline and the Capital Stock of Tesoro High Plains Pipeline Company if, to the extent that and for as long as (i) the ownership or operation of such pipeline is regulated by any federal or state regulatory authority and (ii) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment or such Capital Stock, respectively, is prohibited or a security interest in such fixtures and equipment or such Capital Stock, respectively, may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, however, that (a) such fixtures and equipment or such Capital Stock, respectively, will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (i) and (ii) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as the such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required regulatory approval; and (b) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures, equipment or Capital Stock that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents;

         (5) with respect to personal property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as
(i) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, interest, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, interest, permit, franchise, power, authority or right is governed and (ii) such abandonment, invalidation, unenforceability, breach, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity; provided, however, that (a) such lease, license, interest, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in clauses (i) and (ii) in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (b) the proceeds of any sale, lease or other disposition of any such lease, license, interest, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents;

         (6) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for as long as the grant of a security interest therein (i) requires a third party consent or
(ii) constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, interest, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, interest, permit, franchise, power, authority or right is governed; provided, however, that such lease, license, interest, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the conditions set forth in this definition are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement;

         (7)      all trademarks;

         (8)      the Marine Services Business;

         (9)      the Retail Properties; and

         (10) (a) other property in which a security interest cannot be perfected by the filing of a financing statement under the UCC and (b) without duplication, motor vehicles, that have, in the aggregate for all such property and motor vehicles, a fair market value (as determined in good faith by the Company) not exceeding $10,000,000.

         "Existing Indebtedness" means the aggregate Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the Closing Date as described on Schedule 5.09.

         "Existing Refineries" shall have the meaning provided in the definition of "Collateral."

         "Existing Senior Secured Credit Facility" means the Amended and Restated Credit Agreement dated as of May 17, 2002, by and among the Company, the lenders party thereto, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, ABN AMRO Bank N.V., Bank of America, N.A., Credit Lyonnais New York Branch and The Bank of Nova Scotia, as co-documentation agents, and Bank One, NA, as administrative agent, as amended by that certain First Amendment dated as of September 30, 2002, and that certain Second Amendment dated as of December 13, 2002.

         "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company or any of its Restricted Subsidiaries or any of their respective predecessors or Affiliates.

         "Fair Market Value" means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by the Company or any Restricted Subsidiary, the fair market value of such consideration as determined in good faith by the Board of Directors of the Company.

         "Federal Funds Effective Rate" means for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

         "Financial Hedging Agreements" means (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.

         "Financial Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.

         "Financing Transaction" means collectively, the repayment of the Existing Senior Secured Credit Facility and purchase by the Company of approximately $25,000,000 of the Company's existing senior subordinated notes with the proceeds from the sale of the Notes, the borrowings under this Agreement and borrowings under the Senior Credit Facility.

         "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above: (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of "Consolidated Net Income"; (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

         "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of: (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations); (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; (iii) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and (iv) the product of: (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

         "Flood Hazard Property" means any interest (fee, leasehold or otherwise) then owned by any Obligor in any real property subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "Funding Notice" means a notice substantially in the form of Exhibit
A-1.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.

         "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

         "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.

         "GSCP" means Goldman Sachs Credit Partners L.P.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

         "Guarantor Joinder Agreement" means an agreement substantially in the form of Exhibit F delivered by an Obligor pursuant to Section 5.17.

         "Guarantors" means:

                  (i) each of Digicomp Inc., Far East Maritime Company, Gold Star Maritime Company, Kenai Pipe Line Company, Smiley's Super Service, Inc., Tesoro Alaska Company, Tesoro Alaska Pipeline Company, Tesoro Aviation Company, Tesoro Financial Services Holding Company, Tesoro Gas Resources Company, Inc., Tesoro Hawaii Corporation, Tesoro High Plains Pipeline Company, Tesoro Marine Services Holding Company, Tesoro Marine Services, LLC, Tesoro Maritime Company, Tesoro Northstore Company, Tesoro Petroleum Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Technology Company, Tesoro Trading Company, Tesoro Vostok Company, Tesoro Wasatch, LLC and Victory Finance Company;

                  (ii) each Restricted Subsidiary that becomes a guarantor of the Term Loans pursuant to Section 5.17 or Section 12.02 hereof; and

                  (iii) each Restricted Subsidiary executing a Guarantor Joinder Agreement in which such Restricted Subsidiary agrees to be bound by the terms of this Agreement;

provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Term Loan Guarantee is released in accordance with the terms hereof.

         "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

         "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

         "Hedging Obligations" means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.

         "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Historical Financial Statements" means as of the Closing Date, (i) the audited financial statements of the Company and its Restricted Subsidiaries, on a consolidated basis, for the immediately preceding Fiscal Year, consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, and (ii) the unaudited financial summaries of Company and its Restricted Subsidiaries for the months of January and February of 2003.

         "Immaterial Subsidiary" means any Domestic Subsidiary for so long as:

         (1) such Domestic Subsidiary has total assets with a fair market value (as determined by the Company in good faith) of less than $1,000,000;

         (2) such Domestic Subsidiary has total revenues for each of its annual fiscal periods ending after the Closing Date of less than $1,000,000; and

         (3) such Domestic Subsidiary has not guaranteed or otherwise provided direct or indirect credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments; (ii) reimbursement obligations of such Person for letters of credit or banker's acceptances; (iii) Capital Lease Obligations of such Person; (iv) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or (v) Hedging Obligations, in each case of the foregoing clauses (i) through (v) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker's acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Statement of Financial Accounting Standard No. 133, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes: (A) obligations or indebtedness of others of the type referred to in the foregoing clauses (i) through (v) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person's obligation or indebtedness or the Fair Market Value of such asset; and (B) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (i) through (v), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.

         "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Term Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Term Loans or the use or intended use of the proceeds thereof, or any enforcement of any of the Term Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Company or any of its Restricted Subsidiaries.

         "Indenture" is defined in the Recitals.

         "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to the Company and its Affiliates; provided, that providing accounting, appraisal or investment banking services to the Company or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of the Company or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.

         "Initial Term Loan" means an Initial Term Loan made by a Lender to the Company pursuant to Section 2.1(a) (Term Loans).

         "Initial Term Loan Commitment" means the commitment of a Lender to make or otherwise fund an Initial Term Loan and "Initial Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Initial Term Loan

Commitment, if any, is set forth on Appendix A, on Schedule 1 to the Lender Addendum delivered by such Lender or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $200,000,000.

         "Initial Notes" is defined in the Recitals.

         "Intercreditor Agreement" means any agreement at any time entered into between the Collateral Agent and a Credit Facility Agent as described under
Section 10.01.

         "Interest Payment Date" means with respect to (i) any Base Rate Loan, each April 15, July 15, October 15 and January 15 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Term Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Term Loan; provided, in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

         "Interest Period" means, in connection with a Eurodollar Rate Loan, an interest period of one, two, three or six months, as selected by the Company in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c), of this definition, end on the last Business Day of a calendar month; and (c) no Interest shall extend beyond the Maturity Date.

         "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

         "Inventory Disposition Actions" shall have the meaning provided in the definition of "Credit Facility Collateral".

         "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the fourth paragraph of Section 5.07 hereof.

         "Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Lender Joinder Agreement.

         "Lender Addendum" means with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit H, to be executed and delivered by such Lender on the Closing Date as provided in Section 13.06(j).

         "Lender Joinder Agreement" means an agreement substantially in the form of Exhibit G.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction).

         "Marine Services Business" means (1) all assets involved in the marketing and distribution of petroleum products and provision of logistical support services to the marine and offshore exploration and production industries operating in the Gulf of Mexico, including, without limitation, the 15 terminals located on the Texas and Louisiana coast and all related tugboats, barges and trucks, provided that such assets are owned by either entity referred to in clauses (2) or (3) of this definition and such assets are located on or near either the Texas or Louisiana coast, (2) the Capital Stock of Tesoro Marine Services Holding Company and (3) the membership interests of Tesoro Marine Services, LLC; provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.

         "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), results of operations, business, earnings or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the value of the Collateral or (iii) the validity or enforceability of the Security Documents or any lien purporting to be created thereby or any right or remedy arising thereunder

         "Maturity Date" means the earlier of (i) April 15, 2008, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

         "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

         "Mortgages" means a Mortgage substantially in the form of Exhibit I.

         "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

         "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale) and any relocation expenses incurred as a result thereof, and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (iv) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Asset Sale and
(v) any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Net Sale Consideration" means the aggregate cash proceeds, Cash Equivalents and other consideration received by the Company or any of its Restricted Subsidiaries in respect of any Sale of Collateral, net of (i) the direct costs relating to such Sale of Collateral (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Sale of Collateral and (iv) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Sale of Collateral.

         "Non-Recourse Indebtedness" means Indebtedness: (i) as to which neither the Company nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness); or (b) is directly or indirectly liable (as a guarantor or otherwise); (ii) the incurrence of which will not result in any recourse against any of the assets of the Company or its Restricted Subsidiaries; and (iii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Note Documents" means the Indenture, the Notes, the exchange notes, the Subsidiary Guarantees and the Security Documents.

         "Note Obligations" means the Notes (including all additional Notes and all exchange notes therefor), the Subsidiary Guarantees and all other Obligations of any Obligor under the Note Documents.

         "Notes" means the Initial Notes, the exchange notes and any additional notes issued pursuant to the Indenture.

         "Notice" means a Funding Notice or a Conversion/Continuation Notice.

         "Obligations" means any principal, premium (if any), interest (including special interest, if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including special interest), guarantees (including the Subsidiary Guarantees and the Term Loan Guarantees, as applicable) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.

         "Obligor" means the Company, the Guarantors and each other Subsidiary of the Company that has granted the Collateral Agent a Lien upon any of the Collateral as security for any Secured Obligation.

         "Offering Circular" means the offering circular, dated April 7, 2003 prepared by the Company in connection with the offering of the Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Administrative Agent or the Collateral Agent, as applicable. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company, the Administrative Agent or the Collateral Agent.

         "Owned Terminals" shall have the meaning provided in the definition of "Collateral."

         "Permitted Business" means, with respect to the Company and its Restricted Subsidiaries, the businesses of (i) the acquisition, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (ii) the acquisition, gathering, treating, processing, storage, transportation of production from such interests or properties, (iii) the acquisition, processing, marketing, refining, distilling, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or refined or associated products related thereto, (iv) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith,
(v) the marketing and distribution of petroleum and marine products and the provision of logistical services to marine and offshore exploration and production industries, (vi) any business currently engaged in by the Company or its Restricted Subsidiaries and (vii) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.

         "Permitted Debt" means:

                  (i) the incurrence by the Company or any Guarantor of additional Indebtedness and letter of credit reimbursement obligations under one or more Credit Facilities (with letter of credit reimbursement obligations being deemed to have a principal amount equal to the maximum potential liability of the Company or its Restricted Subsidiaries for reimbursement obligations thereunder) in an aggregate principal amount at any one time outstanding under this clause (i) not to exceed the greater of: (A) $700,000,000; or (B) the amount of the Borrowing Base as of the date of such incurrence;

                  (ii) the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the Subsidiary Guarantees, in each case, together with the related Note Obligations;

                  (iii) the incurrence by the Company and the Guarantors of Indebtedness under this Agreement or represented by the Term Loans and the Term Loan Guarantees and the other Term Loan Obligations on the Closing Date in an aggregate principal amount not to exceed $200,000,000;

                  (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Existing Indebtedness;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness, the net proceeds of which are applied to refinance any Indebtedness other than Indebtedness incurred pursuant to clause (i) above;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (A) if the Company or any Guarantor is the obligor and a Restricted Subsidiary of the Company that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness will be subordinated to the payment in full of all Obligations with respect to the Notes, (B) if such intercompany Indebtedness constitutes Specified Intercompany Debt, a perfected first priority security interest (subject to Permitted Prior Liens) is granted to the Collateral Agent in such intercompany Indebtedness and (C) (1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (vi);

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase price of, the cost of construction, improvement or development of, property, plant or equipment used in the Permitted Business (including, without limitation, oil and gas properties) of the Company or a Restricted Subsidiary of the Company or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, in an aggregate principal amount not to exceed $100,000,000 at any time outstanding;

                  (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

                  (ix) Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of the Company or any business or assets of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of the Company or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

                  (x) the guarantee by the Company or any of the Guarantors of, or the grant by the Company or any of the Guarantors of Security Interests with respect to, Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by Section 5.09 hereof (other than pursuant to this clause (x); provided, that the guarantee of, or the grant of Security Interests with respect to, any Indebtedness of a Restricted Subsidiary of the Company that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary's status terminates in an amount equal to the maximum principal amount so guaranteed or liened against, for so long as, and to the extent that, such guarantee or security interest remains outstanding;

                  (xi) the issuance by a Restricted Subsidiary of the Company of preferred stock to the Company or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be the Company or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than the Company or one of its Restricted Subsidiaries, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (xi); and

                  (xii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $75,000,000.

         "Permitted Investments" means:

                  (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

                  (b) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices;

                  (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

                  (d) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 5.10 hereof; or (ii) a disposition of assets that do not constitute an Asset Sale;

                  (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (f) any Investment received in settlement of debts, claims or disputes owed to the Company or any Restricted Subsidiary of the Company that arose out of transactions in the ordinary course of business;

                  (g) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;

                  (h) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business;

                  (i) relocation allowances for, and advances and loans to, employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of the Company in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20,000,000;

                  (j) other Investments by the Company or any Restricted Subsidiary of the Company in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (j) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), not in excess of $50,000,000;

                  (k) Investments in the form of intercompany Indebtedness or Guarantees of Indebtedness of a Restricted Subsidiary of the Company permitted under clauses (vi) and (xi) of the definition of "Permitted Debt";

                  (l) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk in connection with the conduct of the business of the Company and its Subsidiaries and not for speculative purposes;

                  (m) Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interests agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into the ordinary course of the business described in clauses (i) and (ii) of the definition of "Permitted Business" excluding, however, investments in corporations;

                  (n) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; and

                  (o) Investments pursuant to agreements and obligations of the Company and any Restricted Subsidiary in effect on the Closing Date.

         "Permitted Liens" means:

         (1) Liens on Credit Facility Collateral of the Company and any Guarantor (other than a Pipeline Subsidiary) securing the Credit Facility Obligations;

         (2) Liens created pursuant to the Security Documents securing, Equally and Ratably, the Notes and the Term Loans, having an aggregate principal amount at any one time outstanding not to exceed $725,000,000, together with all other Secured Obligations;

         (3) Liens (not securing Obligations under a Credit Facility) in favor of the Company or the Guarantors;

         (4) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vii) of the definition of "Permitted Debt" covering only the assets acquired with such Indebtedness;

         (5)      Liens existing on the Closing Date as set forth on Schedule
5.12;

         (6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

         (7)      Liens on the Marine Services Business;

         (8)      Liens on the Retail Properties;

         (9) carriers', warehousemen's, mechanics', materialmen's, repairman's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

         (10) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (11) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (12) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

         (13) any interest or title of a lessor under any lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

         (14) any Lien securing Indebtedness, neither assumed nor guaranteed by the Company or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by the Company for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (14) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by the Company or any of its Subsidiaries;

         (15)     inchoate Liens arising under ERISA;

         (16) any obligations or duties affecting any of the property of the Company or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

         (17) defects, irregularities and deficiencies in title of any rights of way or other property of the Company or any of its Subsidiaries which, in the aggregate, do not materially impair the use of such rights of way or other property for the purposes for which such rights of way and other property are held by the Company or any of its Subsidiaries and defects, irregularities and deficiencies in title to any property of the Company or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

         (18) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank;

         (19) Liens on cash or cash equivalents to secure obligations of the Company and its Subsidiaries in respect of Commodity Hedging Agreements and Financial Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes, and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts which require the maintenance of cash margin account balances; and

         (20) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5,000,000 at any one time outstanding.

         "Permitted Prior Liens" means (a) Liens described in clauses (4), (5),
(12), (13), (17) or (18) of the definition of "Permitted Liens" and (b) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);
(ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Term Loans, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Term Loans on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is secured, the Liens securing such Permitted Refinancing Indebtedness (a) are not materially less favorable to the Lenders and are not materially more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Pipeline Subsidiary" means (i) each of Kenai Pipe Line Company, Tesoro Alaska Pipeline Company and Tesoro High Plains Pipeline Company, and (ii) each other Restricted Subsidiary of the Company which acquires any of the Pipelines after the Closing Date.

         "Pipelines" shall have the meaning provided in the definition of "Collateral."

         "preferred stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of the other Capital Stock issued by such Person.

         "Prime Rate" means the rate of interest per annum that Goldman Sachs Credit Partners L.P. announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Goldman Sachs Credit Partners L.P. or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Principal Office" means, for the Administrative Agent, its "Principal Office" as set forth on Appendix B, or such other office as the Administrative Agent may from time to time designate in writing to the Company, the Administrative Agent and each Lender.

         "Pro Rata Share" means with respect to all payments, computations and other matters relating to the Term Loans of any Lender, the percentage obtained by dividing (A) an amount equal to the aggregate outstanding Term Loans of that Lender, by (B) an amount equal to the sum of the aggregate amount of outstanding Term Loans of all Lenders.

         "Qualified Credit Facility" means the Senior Credit Facility or any other Credit Facility:

         (1) which is governed by an agreement that provides for the benefit of the holders of the Notes, the Trustee, the Collateral Agent, the holders of the Term Loans and the Administrative Agent, as third party beneficiaries thereof, unless and until the Notes and Term Loans are paid in full and the Collateral Agent's Liens are released, that:

                  (a) the Credit Facility Agent shall be bound by and shall perform each of the obligations of the Credit Facility Agent as set forth in
Article X of this Agreement and

                  (b) neither the Credit Facility Agent nor any lender or other holder of Credit Facility Obligations will ever accept, enforce or claim or retain any benefit of (i) any guarantee of any Credit Facility Obligation from any subsidiary that was a Pipeline Subsidiary on the date of such agreement,
(ii) any Lien upon any assets of any such Pipeline Subsidiary as security for any Credit Facility Obligations or (iii) any consensual security interest in any Capital Stock of any Subsidiary of the Company; and

         (2) in respect of which such Credit Facility Agent has delivered to the Trustee, the Administrative Agent and the Collateral Agent:

                  (a) written notice (that has not been withdrawn by such agent or representative) certifying that such Credit Facility is a Qualified Credit Facility and that such Credit Facility Agent is bound by and will perform the obligations of the Credit Facility Agent set forth in Article X of this Agreement; and

                  (b) if any other Credit Facility Agent previously delivered such notice and certification in respect of any predecessor Credit Facility, an instrument reasonably satisfactory to the Collateral Agent signed by such previous Credit Facility Agent withdrawing the previous notice and certification and forever renouncing and discharging all rights and benefits under this Agreement that otherwise would have been enforceable by such previous Credit Facility Agent or the holders of Obligations under such previous Credit Facility, in each case, as amended, modified, renewed, restated, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time.

         "Refinery Assets" means property, plant and equipment used or to be used in the business of gathering, wholesale marketing, refining, distilling, wholesale distributing, terminalling, treating, processing, storing or transporting oil, gas or other hydrocarbons or related products, and other assets that are reasonably related thereto.

         "Regulation A" means Regulation A of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

         "Representative" means the administrative agent under the Senior Credit Facility or its successor thereunder.

         "Requisite Lenders" means one or more Lenders holding more than 50% of the sum of the aggregate outstanding Term Loans (or, at any time prior to the funding of the Initial Term

Loans, the Initial Term Loan Commitments). For this purpose only, Term Loans registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company shall be deemed not to be outstanding.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the Closing Date, all Subsidiaries of the Company shall be Restricted Subsidiaries.

         "Retail Properties" means all assets directly related to the retail sale of gasoline and diesel fuel in retail markets in the mid-continental and western United States (including Alaska and Hawaii), including, without limitation, all related gas stations, convenience stores, merchandise items, tow trucks, auto maintenance facilities, oil change facilities, and car washes; provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.

         "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

         "Sale of Collateral" means any Asset Sale to the extent involving assets, rights or other property that constitutes Collateral under the Security Documents.

         "SEC" means the Securities and Exchange Commission.

         "Secured Obligations" means, collectively, the Note Obligations and the Term Loan Obligations.

         "Secured Parties" means the holders of the Secured Obligations.

         "Security Agreement" means the Pledge and Security Agreement dated the Closing Date among the Company, the Guarantors and the Collateral Agent.

         "Security Documents" means the Collateral Agency Agreement, the Security Agreement, the Control Agreement, the Mortgages, and all other grants or transfers for security, instruments, documents and agreements delivered by any Obligor pursuant to this Agreement, the other Term Loan Documents, the Indenture or the other Note Documents in order to grant to the Collateral Agent, Equally and Ratably, for the benefit of the Secured Parties, a Lien on any Collateral as security for the Secured Obligations.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Credit Facility" means those certain senior secured credit facilities of the Company available pursuant to the Credit Agreement, by and among the Company, Bank One, NA, as Administrative Agent, Banc One Capital Markets, Inc., as Sole Lead Arranger and Sole Bookrunner, Goldman Credit Partners L.P., as Syndication Agent, and certain other financial institutions from time to time parties thereto, as lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and, in each case, as amended, modified, renewed, restated, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time and any agreements (and related documents) governing Indebtedness incurred to refund or refinance credit extensions and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility, whether by the same or any other lender or group of lenders. The Company shall promptly notify the Administrative Agent of any such refunding or refinancing of the existing Senior Credit Facility.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

         "Sole Lead Arranger" is defined in the Preamble.

         "Specified Intercompany Debt" shall have the meaning provided in the definition of "Collateral."

         "Stated Maturity" means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof).

         "Subsidiary Guarantee" means the guarantee of the Notes by each of the Guarantors pursuant to the Indenture and, if applicable, in the related form of guarantee notation endorsed on the form of Note and any additional guarantee of the Notes to be executed by any Restricted Subsidiary of the Company pursuant to the Indenture.

         "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a

Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

         "Term Loan" means an Initial Term Loan or an Additional Term Loan.

         "Term Loan Commitment" means any Initial Term Loan Commitment or Additional Term Loan Commitment.

         "Term Loan Document" means any of this Agreement, the Term Loan Notes, if any, the Security Documents and all other documents, instruments or agreements executed and delivered by a Obligor for the benefit of any Agent or any Lender in connection herewith.

         "Term Loan Guarantee" means the guarantee of the Term Loans by each Guarantor pursuant to Article XII hereof and any additional guarantee of Term Loans to be executed by any Restricted Subsidiary pursuant to this Agreement.

         "Term Loan Note" means a promissory note in the form of Exhibit B, as it may be amended, supplemented or otherwise modified from time to time.

         "Term Loan Obligations" means the Term Loans (including Additional Term Loans), the Term Loan Guarantees and all other Obligations of any Obligor under the Term Loan Documents.

         "Trustee" is defined in the Recitals.

         "Type of Loan" means with respect to any Term Loan, a Base Rate Loan or a Eurodollar Rate Loan.

         "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an Officers' Certificate delivered to the Administrative Agent and (ii) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary. The Board of Directors may designate any Subsidiary of the Company to become an Unrestricted Subsidiary if it (a) has no Indebtedness other than Non-Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional

Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Persons to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) does not own any Capital Stock of or own or hold any Lien on any property of, the Company or any Restricted Subsidiary of the Company; and
(f) would constitute an Investment which the Company could make in compliance with Section 5.07. Notwithstanding the foregoing, if, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

         "U.S." means the United States of America.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

SECTION 1.02.     Other Definitions.

                                                                                    DEFINED IN
                                     TERM                                             SECTION
----------------------------------------------------------------------------------------------
"Additional Term Loan Borrowing Date"..........................................         2.19
"Additional Term Loan Commitments".............................................         2.19
"Additional Term Loans"........................................................         2.19
"Affected Lender"..............................................................         2.15
"Affected Loans"...............................................................         2.15
"Affiliate Transaction"........................................................         5.11
"Aggregate Amounts Due"........................................................         2.14
"Asset Sale Offer".............................................................         2.11
"Asset Sale Proceeds Account"..................................................         5.10
"Change of Control Offer"......................................................         5.15
"Change of Control Payment"....................................................         5.15
"Change of Control Payment Date"...............................................         5.15
"Collateral Proceeds Offer"....................................................         5.10
"Consolidated Company".........................................................         4.19
"Event of Default".............................................................         7.01
"Excess Asset Sale Proceeds"...................................................         5.10
"Excess Proceeds from the Sale of Collateral"..................................         5.10

                                                                                    DEFINED IN
                                     TERM                                             SECTION
----------------------------------------------------------------------------------------------
"Filing Agent".................................................................         3.01
"Financing Statements".........................................................         3.01
"Funding Guarantor"............................................................        12.05
"Increased Cost Lenders".......................................................         2.18
"incur"........................................................................         5.09
"Indemnitee"...................................................................        13.03
"Installment"..................................................................         2.09
"Installment Date".............................................................         2.09
"Non-Consenting Lender"........................................................         2.18
"Non-US Lender"................................................................         2.17
"Offer Amount".................................................................         2.11
"Offer Period".................................................................         2.11
"Payout Amount"................................................................         3.01
"Payment Default"..............................................................         7.01
"Processing and Sale Period"...................................................        10.04
"Projections"..................................................................         4.18
"Register".....................................................................         2.04
"Repayment Date"...............................................................         2.11
"Replacement Lender"...........................................................         2.18
"Restricted Payments"..........................................................         5.07
"Suspended Covenants"..........................................................         5.19
"Terminated Lender"............................................................         2.18

SECTION 1.03.     Rules of Construction.

         Unless the context otherwise requires:

                  (a)      A term has the meaning assigned to it;

                  (b) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

                  (d) Provisions apply to successive events and transactions

                  (e) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

                  (f) Any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, amended and restated, supplemented, otherwise modified from time to time or replaced in accordance with the terms of this Agreement.

                  (g) The use in this Agreement or any of the Term Loan Documents of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

                  (h) References to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                  (i) References to "Sections" and "clauses" shall be to Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

                  (j) References to "Articles" shall be to Articles of this Agreement unless otherwise specifically provided.

                  (k) References to "Exhibits" and "Schedules" shall be to Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided.

                  (l) The use in this Agreement of the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

                  (m) This Agreement, the other Term Loan Documents and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Agreement, the other Term Loan Documents and instruments and documents entered into and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or the other Term Loan Documents and instruments and documents entered into and delivered in connection therewith.

                                   ARTICLE II

                                 THE TERM LOANS

SECTION 2.01.     Term Loans.

                  (a) Term Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, an Initial Term Loan to the Company in an amount equal to such Lender's Initial Term Loan Commitment. The Company may make only one borrowing under the Initial Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Maturity Date. Each Lender's Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender's Initial Term Loan Commitment on such date.

                  (b)      Borrowing Mechanics for Term Loans.

                           (i)      The Company shall deliver to the
         Administrative Agent a fully executed Funding Notice no later than one Business Day prior to the Closing Date. Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

                           (ii) Each Lender shall make its Term Loan available to the Administrative Agent not later than 1:00 p.m. (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the Initial Term Loans available to the Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Initial Term Loans received by the Administrative Agent from Lenders to be credited to the account of the Company at the Administrative Agent's Principal Office or to such other account as may be designated in writing to the Administrative Agent by the Company.

                           (iii) The Term Loans shall be funded on the Closing Date as Base Rate Loans unless the Company has requested funding as Eurodollar Rate Loans upon at least three Business Days' prior notice and agreed to indemnify the Lenders for the costs as set forth in Section 2.15(c) in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 2.02.     Pro Rata Shares; Availability of Funds.

                  (a) Pro Rata Shares. All Term Loans shall be made by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Term Loan requested hereunder.

                  (b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Term Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Company a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Company and the Company shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this
Section 2.02(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

SECTION 2.03. Use of Proceeds. The proceeds of the Initial Term Loans made on the Closing Date shall be applied by the Company to provide a portion of the funding required to retire the Existing Senior Secured Credit Facility and purchase up to $25,000,000 of the Company's existing senior subordinated notes. No portion of the proceeds of any Term Loans shall be used in any manner that causes or might cause the funding of the Term Loans or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

SECTION 2.04.     Evidence of Debt; Register; Lenders' Books and Records; Notes.

                  (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Company to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Company, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of any Term Loan; and provided further, in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (b) Register. The Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of the Lenders and the Term Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Term Loans, and each repayment or prepayment in respect of the principal amount of the Term Loans, and any such recordation shall be conclusive and binding on the Company and each Lender, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Company's Obligations in respect of any Term Loan. The Company hereby designates GSCP to serve as the Company's agent solely for purposes of maintaining the Register as provided in this Section 2.04, and the Company hereby agrees that, to the extent GSCP serves in such capacity, GSCP and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

                  (c) Term Loan Notes. If so requested by any Lender by written notice to the Company (with a copy to the Administrative Agent) at least two Business Days prior to the Closing Date, or at any time thereafter, the Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 13.06 on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Company's receipt of such notice)), a Term Loan Note or Term Loan Notes to evidence such Lender's Initial Term Loan.

SECTION 2.05.     Interest.

                  (a) Except as otherwise set forth herein (and, in the case only of Additional Term Loans, except as may be otherwise agreed pursuant to any written agreement between the Company and the Lenders funding Additional Term Loans), Term Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

                           (i) if a Base Rate Loan, at the Base Rate plus 4.50% per annum; or

                           (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 5.50% per annum.

                  (b) The basis for determining the rate of interest with respect to any Term Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Company and notified to the Administrative Agent and the Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Term Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Term Loan shall be a Base Rate Loan.

                  (c) In connection with Eurodollar Rate Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event that the Company fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Term Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Term Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event that the Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Company shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Company and each Lender.

                  (d) Interest payable pursuant to Section 2.05(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Term Loan.

                  (e) Except as otherwise set forth herein, interest on each Term Loan shall be payable in arrears on and to (i) each Interest Payment Date applicable to that Term Loan; (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) at maturity, including final maturity; provided, however, with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

SECTION 2.06.     Conversion/Continuation.

                  (a) Subject to Section 2.15 and so long as no Default or Event of Default shall have occurred and then be continuing, the Company shall have the option:

                           (i) to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Term Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless the Company shall pay all amounts due under Section 2.15 in connection with any such conversion; or

                           (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

                  (b) The Company shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Company shall be bound to effect a conversion or continuation in accordance therewith.

SECTION 2.07. Default Interest. If all or a portion of the principal amount of the Term Loans shall not be paid when due, such overdue principal amount of Term Loans shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Term Loans; provided, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.07 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

SECTION 2.08. Fees. The Company agrees to pay to the Agents such fees in the amounts and at the times separately agreed upon.

SECTION 2.09.     Scheduled Payments/Commitment Reductions.

                  (a) Scheduled Installments. The principal amounts of the Initial Term Loans shall be repaid in consecutive quarterly installments (each, an "Installment") in an amount equal to the aggregate principal amount of Initial Term Loans made on the Closing Date multiplied by the percentage set forth below opposite the fiscal quarter on the last day of such fiscal quarter (each, an "Installment Date"):

Fiscal Quarter                              Percentage
------------------------------------------------------
July 15, 2003                                  0.25%

------------------------------------------------------
October 15, 2003                               0.25%
------------------------------------------------------
January 15, 2004                               0.25%
------------------------------------------------------
April 15, 2004                                 0.25%
------------------------------------------------------
July 15, 2004                                  0.25%
------------------------------------------------------
October 15, 2004                               0.25%
------------------------------------------------------
January 15, 2005                               0.25%
------------------------------------------------------
April 15, 2005                                 0.25%
------------------------------------------------------
July 15, 2005                                  0.25%
------------------------------------------------------
October 15, 2005                               0.25%
------------------------------------------------------
January 15, 2006                               0.25%
------------------------------------------------------
April 15, 2006                                 0.25%
------------------------------------------------------
July 15, 2006                                  0.25%
------------------------------------------------------
October 15, 2006                               0.25%
------------------------------------------------------
January 15, 2007                               0.25%
------------------------------------------------------
April 15, 2007                                 0.25%
------------------------------------------------------
July 15, 2007                                    24%
------------------------------------------------------
October 15, 2007                                 24%
------------------------------------------------------
January 15, 2008                                 24%
------------------------------------------------------
April 15, 2008                                   24%

If any Additional Term Loans are made, such Additional Term Loans shall be repaid on each Installment Date occurring on or after the applicable date on which such Additional Term Loans are funded in an amount equal to (i) the aggregate principal amount of Additional Term Loans, multiplied by (ii) the ratio (expressed as a percentage) of (y) the amount of all other Initial Term Loans being repaid on such Installment Date and (z) the total aggregate principal amount of all other Initial Term Loans outstanding on such funding date.

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans, in accordance with Sections 2.10, 5.10 and 5.15, as applicable; and (y) the Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date.

SECTION 2.10.     Voluntary Prepayments.

                  (a)      Voluntary Prepayments.

                           (i) The Company may not voluntarily prepay Term Loans except as provided in clause (b) below. In the event of any voluntary prepayment in accordance with clause (b), the Company may prepay any such Term Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

                           (ii)     All such prepayments shall be made:

                                    (A)      upon not less than one Business
                  Day's prior written or telephonic notice in the case of Base Rate Loans;

                                    (B)      upon not less than three Business
                  Days' prior written or telephonic notice in the case of Eurodollar Rate Loans; and

         in each case given to the Administrative Agent by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice for Term Loans, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any prepayment of any Term Loan pursuant to this Section shall be applied on a pro rata basis among the Lenders and applied to reduce the scheduled remaining Installments of principal on such Term Loan in inverse order of maturity.

                  (b)      Term Loan Call Protection.

                           (i) The Company may not voluntarily prepay the Term Loans prior to April 15, 2004, except that the Company may make such prepayment with Equity Proceeds as set forth in this clause (i). In the event that for any reason the Term Loans are voluntarily prepaid prior to April 15, 2004, the Company shall pay the Lenders a prepayment premium equal to a percentage of the principal amount of the Term Loans being prepaid, such percentage equal to the lesser of (1) the applicable per annum interest rate pursuant to Section 2.05(a)(i) for the day on which such prepayment shall occur and (2) the applicable per annum interest rate pursuant to Section 2.05(a)(ii) for a one month Interest Period beginning on the day on which such prepayment shall occur; provided that:

                                    (A)      prior to April 15, 2004, the
                  Company shall not be permitted to prepay the Term Loans having a principal amount greater than 35% of the aggregate principal amount of Term Loans extended under this Agreement since the Closing Date;

                                    (B)      the Company may elect to make such
                  prepayment only with the net cash proceeds of one or more Equity Offerings; and

                                    (C)      each such prepayment must occur
                  within 90 days of the closing of such Equity Offering.

                           (ii) In the event that for any reason the Term Loans are voluntarily prepaid on or after April 15, 2004, the Company shall pay to Lenders a prepayment premium equal to the percentage set forth below opposite the period in which such prepayment shall occur multiplied by the principal amount of the Term Loans being prepaid. Term Loans may be prepaid without prepayment premium after April 15, 2006.

Year Ending on                              Percentage
------------------------------------------------------
April 15, 2005                                 3.00%
------------------------------------------------------
April 15, 2006                                 1.00%

SECTION 2.11.     Mandatory Offers.

                  (a) If the Company is required to prepay any Term Loans by reason of any Lender's acceptance of an Asset Sale Offer or a Collateral Proceeds Offer, the amount payable to such Lender shall be paid to the Administrative Agent for account of such Lender and credited to the remaining installments to become due on the Term Loans outstanding to such Lender. Any prepayment of any Term Loan pursuant hereto shall be applied to reduce the scheduled remaining Installments of principal on such Term Loan of such Lender in inverse order of maturity.

                  (b) In the event that, pursuant to Section 5.10 hereof, the Company shall be required to commence an offer to all Lenders to repay Term Loans (an "Asset Sale Offer"), it shall follow the procedures specified below.

                           (i) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Repayment Date"), the Company shall repay the principal amount of Term Loans required to be purchased pursuant to Section 5.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Term Loans for which repayment was requested in response to the Asset Sale Offer. Payment for any Term Loans shall be made in the same manner as interest payments are made.

                           (ii) Upon the commencement of an Asset Sale Offer, the Company shall send a notice to the Administrative Agent (for delivery to each Lender). The notice shall contain all instructions and materials necessary to enable such Lenders to request repayment for the Term Loans pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Lenders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                                    (A)      that the Asset Sale Offer is being
                  made pursuant to this Section 2.11 and Section 5.10 hereof and the length of time the Asset Sale Offer shall remain open;

                                    (B)      the Offer Amount, the purchase
                  price and the Repayment Date;

                                    (C)      that any Term Loan for which
                  repayment is not requested or accepted for repayment shall continue to accrete or accrue interest;

                                    (D)      that, unless the Company defaults
                  in making such payment, any Term Loan accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Repayment Date;

                                    (E)      that Lenders electing to have Term
                  Loans repaid pursuant to an Asset Sale Offer may only elect to have all of Term Loans repaid and may not elect to have only a portion of its Term Loans;

                                    (F)      that Lenders shall be entitled to
                  withdraw their request if the Company, or the Administrative Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of the Term Loans for which the Lender requested repayment and a statement that such Lender is withdrawing his request to have Term Loans repaid; and

                                    (G)      that, if the aggregate principal
                  amount of Term Loans for which repayment is requested by Lenders exceeds the Offer Amount, the Administrative shall select the Term Loans to be purchased on a pro rata basis.

                           (iii) On or before the Repayment Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Term Loans or portions thereof for which repayment is requested pursuant to the Asset Sale Offer, or if repayment for Term Loans in an aggregate amount less than the Offer Amount have been requested, all Term Loans for which repayment is requested, and shall deliver to the Administrative Agent (for delivery to the Lenders) an Officers' Certificate stating that such Term Loans or portions thereof were accepted for payment by the Company in accordance with the terms of this Section
         2.11. The Company shall promptly (but in any case not later than five days after the Repayment Date) deliver to the Administrative Agent for the account of each Lender for which repayment is requested an amount equal to all outstanding amounts under the Term Loans for which repayment is requested by all Lenders that were accepted by the Company for repayment. The Administrative Agent shall promptly forward the appropriate amount to each Lender being repaid.

SECTION 2.12. Application of Prepayments. Any prepayment of Term Loans shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Company pursuant to
Section 2.15(c).

SECTION 2.13.     General Provisions Regarding Payments.

                  (a) All payments by the Company of principal, interest, fees and other Term Loan Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders. Funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Company on the next succeeding Business Day.

                  (b) All payments in respect of the principal amount of any Term Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Term Loan on a date when interest is due and payable with respect to such Term Loan) shall be applied to the payment of interest before application to principal.

                  (c) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, except that prepayment offers accepted by Lenders pursuant to Section 5.10 or 5.15 shall be allocated to the accepting Lenders ratably in proportion to the principal amount of Term Loans outstanding to each accepting Lender (and not to all Lenders based on Pro Rata Shares), together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by the Administrative Agent.

                  (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a

Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

                  (f) The Company hereby authorizes the Administrative Agent to charge the Company's accounts with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose) upon the occurrence of any Event of Default in respect of its payment obligations hereunder.

                  (g) The Administrative Agent shall deem any payment by or on behalf of the Company hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Company and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.01(a) or (b). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.07 from the date such amount was due and payable until the date such amount is paid in full.

                  (h) If an Actionable Default shall have occurred and be continuing and has not otherwise been waived, all payments or proceeds received for application to the Term Loan Obligations shall be applied in the order set forth in Section 2.6 of the Collateral Agency Agreement.

SECTION 2.14. Ratable Sharing. The Lenders hereby agree among themselves that, except in the case of prepayments offered to and accepted by any Lender pursuant to Sections 5.10 or 5.15 and subject to the provision of Section 2.6 of the Collateral Agency Agreement, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Term Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Term Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

SECTION 2.15.     Making or Maintaining Eurodollar Rate Loans.

                  (a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Term Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Company and each Lender of such determination, whereupon (i) no Term Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Company and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by the Company with respect to the Term Loans in respect of which such determination was made shall be deemed to be rescinded by the Company.

                  (b) Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Company and the Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the Company and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (1) the obligation of the Affected Lender to make Term Loans as, or to convert Term Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Term Loan as (or continue such Term Loan as or convert such Term Loan to, as the case may be) a Base Rate

Loan, (3) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Company pursuant to a Funding Notice or a Conversion/Continuation Notice, the Company shall have the option, subject to the provisions of Section 2.15(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.15(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Term Loans as, or to convert Term Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

                  (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Company shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Term Loan (including, without limitation, pursuant to Section 2.10, 2.11, 5.10 and 5.15 hereof); or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Company.

                  (d) Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

                  (e) Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.15 and under Section 2.16 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.15 and under Section 2.16.

SECTION 2.16.     Increased Costs; Capital Adequacy.

                  (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.17 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                           (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of the other Term Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                           (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                           (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Term Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.16(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

                  (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Term Loans, or participations therein or other obligations hereunder with respect to the Term Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Company from such Lender of the statement referred to in the next sentence, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Company (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this
Section 2.16(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

SECTION 2.17.     Taxes; Withholding, etc.

                  (a) Payments to Be Free and Clear. All sums payable by any Obligor hereunder and under the other Term Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Obligor or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (b) Withholding of Taxes. If any Obligor or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Obligor to the Administrative Agent or any Lender under any of the Term Loan Documents:

                           (i) the Company shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Company becomes aware of it;

                           (ii) the Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Obligor) for its own account or (if that liability is imposed on the Administrative Agent or such Lender, as the case may be) on behalf of and in the name of the Administrative Agent or such Lender;

                           (iii) the sum payable by such Obligor in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (iv) within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax which it is required by clause (ii) above to pay, the Company shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (c) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "Non-US Lender") shall deliver to the Administrative Agent for transmission to the Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Company or the Administrative Agent (each in the reasonable exercise of its discretion):

                           (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Term Loan Documents; or

                           (ii) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Term Loan Documents.

Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.17(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the Company two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI , or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Company to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Term Loan Documents, or notify the Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence. The Company shall not be required to pay any additional amount to any Non-US Lender under Section 2.17(b)(iii) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.17(c), or (2) to notify the Administrative Agent and the Company of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this Section 2.17(c) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of
Section 2.17(c) shall relieve the Company of its obligation to pay any additional amounts pursuant to Section 2.16(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

SECTION 2.18. Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that:

                  (a) (i) any Lender (an "Increased-Cost Lender") shall give notice to the Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.15, 2.16 or 2.17, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Company's request for such withdrawal; or

                  (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 13.05(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained;

then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "Terminated Lender"), the Company may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Term Loans in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of
Section 13.06 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided,

                           (i)      on the date of such assignment, the
         Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the Terminated Lender, and
         (B) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11;

                           (ii) on the date of such assignment, the Company shall pay any amounts payable to such Terminated Lender pursuant to
         Section 2.15(c), 2.16 or 2.17 or otherwise as if it were a prepayment; and

                           (iii) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.

Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 2.19. Additional Term Loans. With the consent of the Administrative Agent, the Company from time to time after the Closing Date may solicit commitments ("Additional Term Loan Commitments") for additional Term Loans ("Additional Term Loans") which may become committed and shall be funded on the following terms:

                  (a) Additional Term Loans shall be committed and funded on the terms and conditions set forth in this Agreement applicable to Term Loans (other than those expressly applicable only to Initial Term Loans), except that the margins at which interest accrues pursuant to Section 2.05(a) in excess of the Base Rate on Base Rate Loans and in excess of the Adjusted Eurodollar Rate on Eurodollar Rate Loans may be changed with the consent of the Company as set forth in the Additional Term Loan Commitments. Without limiting the generality of the foregoing, Additional Term Loans shall be payable in full on the Maturity Date, shall be guaranteed by the Guarantors on the terms set forth in Article XII (whether or not any Guarantor delivers an additional instrument creating or confirming such guarantee), and shall be secured Equally and Ratably with the Initial Term Loans and all other Secured Obligations by all security interests granted to the Collateral Agent pursuant to the Security Documents.

                  (b) On each occasion on which Additional Term Loan Commitments are solicited, Additional Term Loan Commitments shall be solicited and delivered for simultaneous funding in a single drawdown on a single Business Day (an "Additional Term Loan Borrowing Date") in a minimum amount of $25,000,000. Additional Term Loans that are repaid may not be reborrowed.

                  (c) With the consent of the Company and the Administrative Agent, Additional Term Loans may be funded at a discount or premium to the stated principal amount thereof, and the compensation paid or promised by the Company or any Subsidiary or Affiliate of the Company for the arrangement, solicitation, delivery or funding of Additional Term Loans shall not be restricted.

                  (d) Additional Term Loan Commitments shall not be solicited, delivered or funded:

                           (i) in an amount which the Company is not then permitted to incur under Section 5.09;

                           (ii) in a stated principal amount which would, after giving effect to any simultaneous issuance of additional Notes under the Indenture and any simultaneous use of the proceeds of any such funding or issuance, cause the aggregate outstanding principal amount of all outstanding Notes (including all original Notes and additional Notes) and Term Loans (including the Initial Term Loans and all Additional Term Loans) to exceed $725,000,000; or

                           (iii) unless the Company and Guarantors deliver to the Administrative Agent, for the benefit of the Collateral Agent, the Administrative Agent and the Lenders:

                                    (A)      an Officers' Certificate to the
                  effect that, on the Additional Term Loan Borrowing Date for such Additional Term Loans, (1) no Default or Event of Default has occurred and is continuing or resulted from the funding of such Additional Term Loans; (2) no "Default" or "Event of Default", as defined in the Indenture, has occurred and is continuing and (3) the requirements set forth in Section 2.19(d)(i) and (ii) are satisfied (and each Lender funding an Additional Term Loan shall be entitled to rely conclusively upon such Officer's Certificate as to all of the matters therein set forth for all purposes, including the right of such Additional Term Loan to share Equally and Ratably in the Collateral and all benefits thereof); and

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                                    (B)      such representations and
                  warranties, Opinions of Counsel, confirmations and certificates as may reasonably be requested by the Administrative Agent.

                  (e) Neither of the Administrative Agent nor any Lender shall have any obligation whatsoever to arrange, commit to make, or fund any Additional Term Loan Commitment.

                  (f) If and whenever it wishes to solicit Additional Term Loan Commitments, the Company shall, in consultation with the Administrative Agent, offer the opportunity to deliver such Additional Term Loan Commitments first to the then existing Lenders, which shall have five Business Days to accept such offer, with any such acceptances allocated ratably to accepting Lenders. To the extent such Additional Term Loan Commitments are not fully subscribed by accepting Lenders within the five Business Day period, the Company may solicit and accept such Additional Term Loan Commitments, in compliance with all applicable laws and legal requirements, from any Eligible Assignee reasonably satisfactory to the Administrative Agent.

                  (g) All Additional Term Loan Commitments shall be delivered to the Administrative Agent prior to the relevant Additional Term Loan Borrowing Date. Each Eligible Assignee that delivers an Additional Term Loan Commitment shall also deliver to the Administrative Agent, prior to the relevant Additional Term Loan Borrowing Date, the duly executed Lender Joinder Agreement of such Eligible Assignee to be bound by and to perform, in respect of the Additional Term Loans funded by it, all of the obligations of a Lender under this Agreement; and thereupon, but only if and when such Additional Term Loans are funded by such Eligible Assignee, such Eligible Assignee shall become entitled to enjoy the rights of a Lender under this Agreement and such Additional Term Loans shall constitute Term Loans for all purposes of this Agreement.

                  (h) Additional Term Loans shall be Base Rate Loans until the last day of the first Interest Period for any Eurodollar Rate Loans expiring after the relevant Additional Term Loan Borrowing Date, at which time the outstanding Base Rate Loans and Eurodollar Rate Loans shall be adjusted so that all Base Rate Loans and all Eurodollar Rate Loans are allocated to the Lenders ratably to their Pro Rata Shares. If so requested by the Company, the Administrative Agent may make such adjustment on any earlier Business Day, by resetting any Interest Period that has not then expired, and the Company shall pay compensation pursuant to Section 2.15(c) as if such reset constituted a prepayment of the affected Eurodollar Rate Loans.

                  (i) Subject to the foregoing provisions of this Section 2.19, Additional Term Loans may be solicited, committed to and funded without need for any amendment or supplement to this Agreement and without need for consent from any other Lenders.

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                                  ARTICLE III

                              CONDITIONS PRECEDENT

SECTION 3.01. Closing Date. The obligation of any Lender to make a Term Loan on the Closing Date is subject to the satisfaction, or waiver in accordance with
Section 13.05, of the following conditions on or before the Closing Date:

                  (a) Opinions of Counsel to Obligors. Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of Fulbright & Jaworski L.L.P., New York and California counsel for Obligors, James C. Reed, Jr., General Counsel of the Company, Goldstein & Associates, P.C. and local counsel in each of the states of Alaska, Hawaii, Idaho, Montana, North Dakota, Utah and Washington, as to such matters as the Administrative Agent may reasonably request, dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent (and each Obligor hereby instructs such counsel to deliver such opinions to the Agents and Lenders).

                  (b) Solvency Opinion. Valuation Research Corporation shall have furnished to the Administrative Agent its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

                  (c) Solvency Certificate. The Chief Financial Officer of the Company shall have furnished a certificate to the Administrative Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Administrative Agent.

                  (d) Releases. The Collateral Agent shall have received at the Closing Date:

                           (i) certified copies of UCC Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective Financing Statements which name the Company or any Guarantor (under its present name and any previous names) as the debtor, together with copies of such Financing Statements (none of which shall cover any collateral described in the Security Documents, other than such Financing Statements that evidence Permitted Prior Liens);

                           (ii) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of UCC Financing Statements naming the Company and each Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Documents;

                           (iii) such releases, reconveyances, satisfactions or other instruments as it may request to confirm the release, satisfaction and discharge in full of all mortgages

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

         and deeds of trust at any time delivered by the Company or any Guarantor to secure any Obligations in respect of the Existing Senior Secured Credit Facility, duly executed, delivered and acknowledged in recordable form by the grantee named therein or its of record successors or assigns; and

                           (iv) a letter (in form and substance reasonably satisfactory to the Administrative Agent) addressed to the Collateral Agent, the Trustee and the Administrative Agent, executed and delivered by Bank One, N.A. as administrative agent under the Existing Senior Secured Credit Facility, stating the amount (the "Payout Amount") required to pay in full in cash at the Closing Date all outstanding Obligations under or in respect of the Existing Senior Secured Credit Facility and confirming and agreeing that upon payment of such amount all Liens securing such Obligations will be forever released and discharged.

                  (e) Security. The Collateral Agent shall have received at the Closing Date:

                           (i) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of UCC Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Prior Liens) of any Person in any collateral described in the Security Documents previously granted by any Person, except to the extent that the administrative agent under the Existing Senior Secured Credit Facility has not delivered such termination statements as of the Closing Date but has agreed to pursuant to a release, reconveyance, satisfaction or other instrument described in clause (iv) below;

                           (ii) confirmation reasonably satisfactory to the Administrative Agent that First American Title Insurance Company has accepted the Closing Date Mortgages for recording and will cause the Closing Date Mortgages to be duly filed and recorded within ten days following the Closing Date and has agreed to issue to the Collateral Agent for the benefit of the Secured Parties, a policy of title insurance in form and substance reasonably satisfactory to the Administrative Agent, insuring each Closing Date Mortgage to be a valid, enforceable and perfected Lien upon all real property described therein, free from all prior Liens except Permitted Prior Liens, for the full amount of the Secured Obligations; and

                           (iii) all UCC Financing Statements or other similar Financing Statements and UCC Form UCC-3 termination statements required pursuant to clauses (i) and (ii) above (collectively, the "Financing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Administrative Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Administrative Agent and its counsel (i) the Filing Agent's receipt of all Financing Statements, (ii) that the Financing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing

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

         Agent will notify the Administrative Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

                  (f) Insurance. The Collateral Agent shall have received at the Closing Date a certificate of insurance reasonably satisfactory to the Administrative Agent confirming that all insurance requirements of the Security Documents are satisfied.

                  (g) Intercreditor Agreement. The Collateral Agent shall have received at the Closing Date an agreement (in form and substance reasonably satisfactory to the Administrative Agent) executed and delivered by the Collateral Agent and the Credit Facility Agent under the Senior Credit Facility, by which such Credit Facility Agent certifies to the Collateral Agent that the Senior Credit Facility is governed by an agreement that includes the provisions described in clause (1) of the definition of Qualified Credit Facility and that such Credit Facility Agent agrees to be bound by and will perform the obligations of the Credit Facility Agent set forth in the intercreditor provisions of this Agreement and the Collateral Agent agrees to be bound by and will perform the obligations of the Collateral Agent set forth in the intercreditor provisions of this Agreement.

                  (h) Other Deliverables. The Administrative Agent shall have received at the Closing Date such other approvals, opinions, or documents as the Administrative Agent or the Collateral Agent may reasonably request in form and substance reasonably satisfactory to each of them.

                  (i) Closing Date Certificates. The Company shall have furnished or caused to be furnished to the Administrative Agent on the Closing Date certificates of officers of the Company reasonably satisfactory to the Administrative Agent as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the matters set forth in clause (e)(iii) of this Section and as to such other matters as the Administrative Agent may reasonably request.

                  (j) The Notes. The Company shall have consummated the transactions contemplated by the Indenture, and the Notes shall have been issued prior to, or shall be funded simultaneously with, the Closing Date on terms reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received counterparts, conformed as executed, of the Indenture and such other documentation as they deem necessary to evidence the consummation thereof.

                  (k) The Senior Credit Facility. The Company shall have consummated the Senior Credit Facility, and such Senior Credit Facility shall have been funded prior to, or shall be funded simultaneously with, the Closing Date on terms reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received counterparts, conformed as executed, of the Senior Credit Facility and such other documentation as they deem necessary to evidence the consummation of the Senior Credit Facility.

                  (l) Payoff of Existing Senior Credit Facility. Prior to or simultaneously with the Closing Date, the Company shall have received cash proceeds from the issuance of the Notes

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

and borrowings under the Senior Credit Facility in an amount sufficient, when added to the cash proceeds from the sale of the proceeds of the Term Loans (net of any fees paid in connection therewith), to pay in full in cash the Payout Amount and all other fees, costs and expenses payable by the Company in connection with the transactions contemplated hereby and shall have authorized disbursement of such cash proceeds directly to pay the Payout Amount and such fees, costs and expenses pursuant to a disbursement authorization letter (in form and substance reasonably satisfactory to the Administrative Agent) executed and delivered by the Company and the Guarantors, and the Administrative Agent shall have received such other confirmation as it may reasonably request as to the termination and discharge of the Existing Senior Secured Credit Facility and the release and discharge of all Liens securing Obligations thereunder.

                  (m) Term Loan Documents. The Company and each of the Guarantors shall have delivered executed copies of the Term Loan Documents to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

                  (n) Environmental Reports. The Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to the Administrative Agent and Lenders, regarding environmental matters relating to the Facilities.

                  (o) Financial Statements; Projections. The Company shall have delivered to the Administrative Agent (i) the Historical Financial Statements, (ii) pro forma consolidated balance sheets of the Company and its Restricted Subsidiaries as of December 31, 2002, and reflecting the consummation of the transactions contemplated by this Agreement, the Indenture and the Senior Credit Facility to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to the Administrative Agent, and (iii) the Projections (which shall be presented on a quarterly basis through Fiscal Year 2003 and on an annual basis thereafter).

Each Lender, by delivering its signature page to this Agreement and funding a Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Term Loan Document and each other document required to be approved by the Administrative Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

SECTION 3.02.     Conditions to Each Term Loan.

                  (a) Conditions Precedent. The obligation of each Lender to make any Term Loan on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 13.05, of the following conditions precedent:

                           (i) the Administrative Agent shall have received a fully executed and delivered Funding Notice; and

                           (ii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Term Loan that would constitute an Event of Default or a Default.

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

The Administrative Agent be entitled, but not obligated to, request and receive, prior to the making of any Term Loan, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of the Administrative Agent such request is warranted under the circumstances.

                  (b) Notices. Any Notice shall be executed by an Officer in a writing delivered to the Administrative Agent. In lieu of delivering a Notice, the Company may give the Administrative Agent telephonic notice by the required time of any proposed borrowing or conversion/continuation; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Notice to the Administrative Agent on or before the applicable date of borrowing or continuation/conversion. Neither the Administrative Agent nor any Lender shall incur any liability to the Company in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of the Company or for otherwise acting in good faith.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make the Initial Term Loan to be made thereby, each Obligor represents and warrants to each Lender on the Closing Date that the following statements are true and correct on the Closing Date:

SECTION 4.01. No Material Adverse Change. Neither the Company nor any of its Subsidiaries has sustained since December 31, 2002 any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Circular.

SECTION 4.02. Immaterial Subsidiaries. As of the Closing Date, each of the Company's Subsidiaries that are not named as Guarantors under this Agreement either (i) is not a Domestic Subsidiary or (ii) qualifies as an Immaterial Subsidiary.

SECTION 4.03. Property. The Company and its Subsidiaries have good and indefeasible title in fee simple to all real property and good and defensible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except for Permitted Liens or such as do not materially adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and all real property, buildings and vessels held under lease by the Company and its

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

Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property, buildings and vessels by the Company and its Subsidiaries subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights or providing for the relief of debtors and to general equity principles.

SECTION 4.04. Due Incorporation. Each of the Company and the Guarantors have been duly incorporated or formed, as the case may be, and are validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or organization as set forth on Schedule 4.04 with corporate or limited liability company power and authority to own or lease their properties and conduct their business as contemplated under this Agreement and, and have been duly qualified as a foreign corporation or limited liability company, as the case may be, for the transaction of business and are in good standing under the laws of each other jurisdiction in which the character of business conducted by it or the location of properties owned or leased make such qualification or registration necessary (except where the failure to so qualify would not have a Material Adverse Effect).

SECTION 4.05. Capital Stock and Ownership. The Company has an authorized capitalization as set forth in Schedule 4.05. All of the issued shares of Capital Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of Capital Stock of each of the Guarantors that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable (except as described on Schedule 4.05 and except for one share of Tesoro Petroleum (Singapore) Pte Ltd.), are owned directly or indirectly by the Company, free and clear of all Liens; and all of the outstanding limited liability company interests of each Guarantor that is a limited liability company are owned, directly or indirectly, by the Company free and clear of all Liens except as set forth on Schedule 4.05.

SECTION 4.06.     Due Authorization; Binding Obligation

                  (a) The execution, delivery and performance of the Term Loan Documents have been duly authorized by all necessary action on the part of each Obligor that is a party thereto.

                  (b) Each Term Loan Document has been duly executed and delivered by each Obligor that is a party thereto and is the legally valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

SECTION 4.07. Margin Stock. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated

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

thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

SECTION 4.08. No Conflict. The execution, delivery and performance by Obligors of the Term Loan Documents to which they are parties and the consummation of the transactions contemplated by the Term Loan Documents do not and will not:

                  (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject;

                  (b) result in any violation of the provisions of the Certificate of Incorporation or Certificate of Formation or By-laws or other organizational documents, as applicable, of the Company or any of its Subsidiaries;

                  (c) result in any violation of the applicable provisions of any law or statute or any order, rule or regulation, judgment or decree of any court or governmental agency or body having jurisdiction over, and applicable to, the Company or any of its Subsidiaries or any of their respective properties or assets; or

                  (d) result in the imposition or creation of (or the obligation to create or impose) a Lien under any agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any of their respective properties or assets is bound (other than any Liens created under any of the Term Loan Documents in favor of Collateral Agent, on behalf of the Secured Parties and as provided in favor of the lenders under the Senior Credit Facility);

except in the case of clauses (a), (b) and (d) for such conflicts, breaches, violations, defaults or Liens which, individually or in the aggregate, would not result in a Material Adverse Effect.

SECTION 4.09. Governmental Consents. The execution, delivery and performance by the Obligors of the Term Loan Documents to which they are parties and the consummation by the Obligors of the transactions contemplated by the Term Loan Documents do not and will not require any consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body except for (1) the filings required to perfect the Collateral Agent's security interests granted pursuant to the Security Documents as set forth on
Schedule 4.09(a), (2) the filings required to release existing Liens as set forth on Schedule 4.09(b), (3) those regulatory approvals from the North Dakota Public Service Commission required for the grant of security interest in the Company's 700-mile pipeline system in North Dakota and Montana, and the Capital Stock of Tesoro High Plains Pipeline Company, and (4) such consents required in connection with the assignment and transfer of leases related to the waterfront rights at the Hawaii, Alaska, California and Washington refineries.

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
SECTION 4.10. No Violations. Neither the Company nor any of it Subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except where such violation or default would not have a Material Adverse Effect.

SECTION 4.11. No Adverse Proceedings. Other than as set forth on Schedule 4.11, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property or assets of the Company or any of its subsidiaries is the subject which (i) could reasonably be expected to have a Material Adverse Effect or (ii) could materially and adversely affect the consummation by the Company and each of the Guarantors of their obligations pursuant to this Agreement or the other Term Loan Documents; and, to the Company's and each of the Guarantors' knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

SECTION 4.12. PUHCA. Neither the Company nor any of its Subsidiaries is, or after giving effect to the offering and sale of the Securities, will be, subject to the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder.

SECTION 4.13. Investment Company Act. Neither the Company, nor any of its Subsidiaries, is, or, after giving effect to the transactions contemplated hereby, will be, an "investment company" or an entity "controlled by an investment company," as such terms are defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "Investment Company Act").

SECTION 4.14. Accounting. The Company and the Guarantors (i) make and keep accurate books and records and (ii) maintain internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets and (C) the reported accounting for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

SECTION 4.15. No Legal Violation. Except as described on Schedule 4.15 and except for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any Environmental Laws, (ii) the Company and each of its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) to the knowledge of the Company, there are no pending or overtly threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the subsidiaries relating to Hazardous Materials or Environmental Laws.

SECTION 4.16. Intellectual Property. The Company and each of its Restricted Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses, except where the failure to have such rights would not have a Material Adverse Effect, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others which, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 4.17. Historical Financial Statements. The Historical Financial Statements were (a) prepared in conformity with GAAP (other than the unaudited financial summaries of the Company and its Restricted Subsidiaries for the months of January and February of 2003) and (b) fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither the Company nor any of its Restricted Subsidiaries has any contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company and any of its Restricted Subsidiaries taken as a whole.

SECTION 4.18. Projections. On and as of the Closing Date, the business plan and financial projections of the Company and its Restricted Subsidiaries for the period Fiscal Year 2003 through and including Fiscal Year 2008 (the "Projections") are based on good faith estimates and assumptions made by the management of the Company; provided the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided, further, as of the Closing Date, management of the Company believed that the Projections were reasonable.

SECTION 4.19.     Solvency.

                  (a) The Company and its Subsidiaries, collectively (the "Consolidated Company"), and each of the Guarantors has not, and, as a result of consummation of the transactions herein contemplated and the consummation of the Financing Transaction, will not have, incurred debts beyond its ability to pay as they mature;

                  (b) The present fair saleable value of the assets of the Consolidated Company and each of the Guarantors, exceeds the amount required to pay the probable liability on its and their existing debts, respectively (whether matured or unmatured, liquidated or unliquidated,

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absolute, fixed or contingent), as they become absolute and matured, and as a result of consummation of the transactions herein contemplated and after giving effect to the Financing Transaction, will exceed such amount;

                  (c) The Consolidated Company and each of the Guarantors, does not, and, as a result of consummation of the transactions herein contemplated and the consummation of the Financing Transaction, will not, have unreasonably small capital for it to carry on its business as proposed to be conducted; and

                  (d) Neither the Consolidated Company nor any of the Guarantors are incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

SECTION 4.20. Employee Matters. Except for such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) no labor disturbance by the employees of the Company or any of its Restricted Subsidiaries exists or, to the best of the Company's knowledge, is imminent, (ii) except as described on Schedule 4.20, neither the Company nor any Restricted Subsidiaries is party to a collective bargaining agreement, and (iii) except as described on Schedule 4.17, there are no unfair labor practice complaints pending against the Company or any Restricted Subsidiaries or, to the Company's knowledge, threatened against any of them.

SECTION 4.21. ERISA. No "prohibited transaction" (as defined in Section 406 of ERISA), or Section 4975 of the Code, or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any "employee benefit plan", (as defined in Section 3(3) of ERISA), or any "employee benefit plan" of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"); each such "employee benefit plan" is in compliance in all material respects with its terms and applicable law, including ERISA and the Code; and the Company or any ERISA Affiliate has not participated in any multiemployer plan (as defined in Section 3(37) of ERISA); the Company or any ERISA Affiliate has not incurred and does not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any "pension plan" (as defined in Section 3(2) of ERISA) and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

SECTION 4.22. Unlawful Contributions. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other Person charged with similar public or quasi-public

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duties, other than payments required or permitted by the laws of the United
States or any jurisdiction thereof.

SECTION 4.23. Pipeline Subsidiaries. As of the Closing Date, no Pipeline Subsidiary will have guaranteed or granted or agreed to grant any security interest in any of its present or future property to secure any of the Obligations under the Senior Credit Facility and the Senior Credit Facility will be governed by an agreement that includes the provisions described in clause (1) of the definition of Qualified Credit Facility.

SECTION 4.24. Perfection. As of the Closing Date, the Company and the Guarantors will own the Collateral free and clear of all Liens (other than Permitted Liens), and no Financing Statements (as defined below) in respect of any property or assets of the Company or any Guarantor will be effective in favor of any person other than those in respect of Permitted Prior Liens and those to be terminated with respect to existing Indebtedness.

SECTION 4.25.     Priority.

                  (a) When executed and delivered to the Collateral Agent on the Closing Date, the Security Documents grant and create, in favor of the Collateral Agent for the benefit of the Secured Parties as security for all of the Secured Obligations, a valid and enforceable security interest in the Collateral, and when the filings referred to in Section 3.01(d) and (e) hereof have been made, such security interests will be perfected first priority security interests (subject to Permitted Prior Liens).

                  (b) When delivered on the Closing Date, each Mortgage will be delivered, duly acknowledged and, if required for recordation, attested and otherwise will be in recordable form, and when such Mortgage is filed for record and recorded in the filing office identified therein, the security interest of the Collateral Agent in the real property described therein will be duly perfected. Each of the Company and Guarantors is a "registered organization" (as defined in Article 9 of the California UCC) under the law of the state in which it is identified in the Indenture, as being organized, and on the Closing Date all security interests granted under the Security Documents in Collateral consisting of personal property or fixtures will be duly perfected to the extent such security interests may be perfected by filing upon the filing of the financing statements referred to in Section 3.01(e)(iii) hereof.

                  (c) On the Closing Date, (i) all Collateral consisting of Capital Stock of Pipeline Subsidiaries will be represented by certificated securities and (ii) all such certificated securities and all promissory notes and other instruments then evidencing or representing any Collateral (other than those of Tesoro High Plains Pipeline Company) will be delivered to the Collateral Agent in pledge for the benefit of the Secured Parties as security for all of the Secured Obligations, duly endorsed by an effective endorsement (unless such certificated securities, promissory notes and instruments are Excluded Assets).

SECTION 4.26. Senior Debt. All Obligations under or in respect of the Securities and the Term Loans constitute "Senior Debt" as such term is defined in, and for the purposes of, the indentures governing the Company's outstanding 9-5/8% senior subordinated notes due 2012, 9-

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5/8% senior subordinated notes due 2008 and 9% senior subordinated notes due
2008 and the promissory notes constituting the Company's junior subordinated notes due 2012.

SECTION 4.27. Other Representations. On the Closing Date, the representations and warranties contained in the Security Documents will be true and correct in all respects.

                                    ARTICLE V

                                    COVENANTS

SECTION 5.01.     Section Intentionally Deleted.

SECTION 5.02.     Section Intentionally Deleted.

SECTION 5.03.     Reports.

                  (a) Whether or not required by the SEC's rules and regulations, so long as any Term Loan Obligations are outstanding, the Company shall furnish to the Administrative Agent (for delivery to each Lender), within the time periods specified in the SEC's rules and regulations, beginning with quarterly financial information for the period ended March 31, 2003, (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports, and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

                  (b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (a)(i) and (a)(ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  (c) If at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

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\
                  (d) The Company and the Guarantors agree that, for so long as any Term Loan Obligations remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the SEC, they will furnish to the Administrative Agent and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d) (4) under the Securities Act.

                  (e) Delivery of such reports, information and documents to the Administrative Agent is for informational purposes only, and the Administrative Agent's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Administrative Agent is entitled to rely exclusively on Officers' Certificates).

SECTION 5.04.     Compliance Certificate.

                  (a) The Company shall deliver to the Administrative Agent (for delivery to each Lender), within 90 days after the end of each fiscal year, an Officers' Certificate substantially in the form of Exhibit C stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Term Loans is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.03(a) above shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article V or Article VI hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any future knowledge of any such violation.

                  (c) The Company shall, so long as any of the Term Loan Obligations are outstanding, deliver to the Administrative Agent, forthwith upon any executive Officer having knowledge that an event or circumstance constitutes a Default or an Event of Default and that

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such event or circumstance has occurred and is existing, an Officers'
Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 5.05.     Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, charges, assessments, and governmental levies except such as are contested in good faith and, if required, by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lenders.

SECTION 5.06.     Waiver of Stay, Extension and Usury Laws.

         Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.07.     Restricted Payments.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of the Company or declared or paid to the Company or any of its Restricted Subsidiaries; (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by a Restricted Subsidiary of the Company); (iii) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes, except a payment of interest or principal at its Stated Maturity; or (iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses
(i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing; and

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

                  (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5.09; and

                  (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (viii), (x), (xi) or (xii) of the next succeeding paragraph), is less than the sum of: (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately prior to the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus (2) 100% of the aggregate net cash proceeds (other than Designated Proceeds), or the Fair Market Value of assets or property other than cash, received by the Company from the issue or sale, in either case, since the Closing Date of (A) Equity Interests of the Company (other than Disqualified Stock), or (B) Disqualified Stock or debt securities of the Company that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, or received by the Company from any such conversion or exchange of such debt securities sold or issued prior to the Closing Date other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock, plus (3) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms hereof or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to or is liquidated into, the Company or a Restricted Subsidiary and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (B) the fair market value of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of such Board and, in each case, after deducting any Indebtedness of the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus (4) to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by the Company or any Restricted Subsidiary after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale or disposition (less the cost of disposition, if any) and (B) with respect to any Restricted Investment that was made by the Company or any Restricted Subsidiary after the Closing Date, the net reduction in such Restricted Investment resulting from payments of

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interest, dividends, principal repayments and other transfers and distributions of cash, assets or property, in an amount not to exceed the aggregate amount of such Restricted Investment.

         The foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions hereof; (ii) the redemption, repurchase, retirement, defeasance or other acquisition, prior to its Stated Maturity, of any (y) Indebtedness (or portion thereof) which is subordinated to the Notes, or the making of any principal payment thereon, or
(z) Equity Interests of the Company or any Restricted Subsidiary, in each case, in exchange for, or out of the net cash proceeds (other than Designated Proceeds) of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such redemption, repurchase, retirement or acquisition occurs not more than 30 days after such sale or issuance) (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, or payments, shall be excluded from clause (c)(2) of the preceding paragraph; (iii) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, Indebtedness which is subordinated to the Notes with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, employee or director of the Company (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by the Company's Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (v) shall not exceed the sum of (y) $4,000,000 in any twelve-month period and (z) the aggregate net proceeds received by the Company during such 12-month period from issuance of such Equity Interests pursuant to such agreements or plans; (vi) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options; (vii) the purchase, redemption, defeasance or retirement, in each case, prior to its Stated Maturity, of any Indebtedness that is subordinated to the Notes in right of payment by payments out of Excess Asset Sale Proceeds remaining after completion of an Asset Sale Offer and/or Excess Proceeds from the Sale of Collateral remaining after completion of a Collateral Proceeds Offer, provided that (x) in the case of payments made out of Excess Asset Sale Proceeds, any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Asset Sale Proceeds remaining after completion of an Asset Sale Offer (but for the provision of the last sentence of the third paragraph under Section
5.10 hereof), (y) in the case of payments made out of Excess Proceeds from the Sale of Collateral, any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Proceeds from the Sale of Collateral remaining after completion of a Collateral Proceeds Offer (but for the provision of the last sentence under Section 5.10 hereof) and (z) the Company would, at the time of such payment and after giving

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

pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5.09 hereof; (viii) the payment of reasonable and customary directors' fees to the members of the Company's Board of Directors, provided that such fees are consistent with past practice or current requirements; (ix) the purchase by the Company of fractional shares arising out of stock dividends, splits or combinations or business combinations;
(x) the declaration and payment of dividends on mandatorily convertible preferred stock of the Company (other than Disqualified Stock) issued after the Closing Date in an aggregate amount not to exceed the amount of Designated Proceeds; (xi) the repurchase by the Company on the Closing Date of a portion of the Company's outstanding 9% Senior Subordinated Notes due 2008, 9-5/8% Senior Subordinated Notes due 2008 or 9-5/8% Senior Subordinated Notes due 2012, in an aggregate principal amount not to exceed $25,000,000; and (xii) other Restricted Payments in an aggregate principal amount since the Closing Date not to exceed $50,000,000; provided, further, that, with respect to clauses (ii), (iii), (v),
(vi), (vii), (viii), (x), (xi) and (xii) above, no Default or Event of Default shall have occurred and be continuing.

         In determining whether any Restricted Payment is permitted by this
Section 5.07, the Company may allocate or reallocate all or any portion of such Restricted Payment among the clauses (i) through (xii) of the preceding paragraph or among such clauses and the first paragraph of this Section 5.07 including clauses (a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under this Section 5.07.

         The amount of all Restricted Payments (other than cash) shall be the Fair Market Value (as determined by the Board of Directors of the Company and as evidenced by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Administrative Agent) on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment. Not later than (i) the end of any calendar quarter in which any Restricted Payment is made or (ii) the making of a Restricted Payment which, when added to the sum of all previous Restricted Payments made in a calendar quarter, would cause the aggregate of all Restricted Payments made in such quarter to exceed $20,000,000, the Company shall deliver to the Administrative Agent an Officers' Certificate stating that such Restricted Payments were permitted and setting forth the basis upon which the calculations required by this Section 5.07 were computed, which calculations may be based upon the Company's latest available financial statements.

         The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if: (i) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the first paragraph of
Section 5.09 hereof; (ii) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; and (iii) the Company certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced by the Company promptly filing with the Administrative Agent a copy of the resolution giving effect to such designation

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

and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         The Board of Directors may designate any Subsidiary of the Company to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of "Unrestricted Subsidiary," which requirements include that such designation will be made in compliance with this covenant. For purposes of making the determination as to whether such designation would be made in compliance with this covenant, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 5.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (i) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation, (ii) the Fair Market Value of such Investments at the time of such designation and (iii) the original Fair Market Value of such Investments at the time they were made.

         If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof, and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.

SECTION 5.08.     Dividend and Other Payment Restrictions Affecting
                  Subsidiaries.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company or the Company to: (i)(x) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; (ii) make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

                  (a) agreements in effect on the Closing Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (collectively, for the purposes of this Section 5.08, "amendments") of any such agreements or any Existing Indebtedness to which such agreements relate, provided that such amendments are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Closing Date;

                  (b) any Credit Facility in effect after the Closing Date to the extent its provisions are no more restrictive with respect to such dividend, distribution or other payment

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restrictions and loan or investment restrictions than those contained in the
Indenture or the Senior Credit Facility as in effect on the Closing Date;

                  (c) this Agreement, the Term Loans and the Term Loan Guarantees, or any other indenture governing debt securities issued by the Company or any Guarantor that are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained herein;

                  (d) any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions hereof;

                  (e)      applicable law;

                  (f) any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except with respect to Indebtedness incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person's subsidiaries, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred;

                  (g) restrictions of the nature described in clause (iii) above by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;

                  (h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

                  (i) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (j) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to Section 5.09 hereof, and not in violation of Section 5.12 hereof, that limit the right of the debtor to dispose of assets securing such Indebtedness;

                  (k) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clauses (a), (b), (c), (f), (h) and (j) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the agreements governing the Indebtedness being refinanced; and

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                  (l)      provisions with respect to the disposition or
distribution of assets in joint venture agreements and other similar agreements entered into in the ordinary course of business.

SECTION 5.09.     Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired
Debt), other than Permitted Debt, and the Company shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Stock; provided, however, that the Company or any Guarantor may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         The provisions of the first paragraph of this Section 5.09 shall not apply to the incurrence of any Permitted Debt. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 5.09.

         In the case an Unrestricted Subsidiary incurs Non-Recourse Indebtedness and any such Non-Recourse Indebtedness ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary that is subject to this
Section 5.09.

         The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured.

         For purposes of determining compliance with this Section 5.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described above or is entitled to be incurred pursuant to the first paragraph of this Section 5.09, the Company will, in its sole discretion, classify (or later reclassify) in whole or in part such item of Indebtedness in any manner that complies with this
Section 5.09 and such item of Indebtedness or a portion thereof may be classified (or later reclassified) in whole or in part as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph of this Section 5.09.

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         Notwithstanding the foregoing, no Pipeline Subsidiary shall incur or maintain any Indebtedness or grant or become or remain subject to any Lien upon any of its property securing Indebtedness, except (i) liabilities outstanding on the Closing Date in respect of the Company's outstanding 9% Senior Subordinated Notes due 2008, 9-5/8% Senior Subordinated Notes due 2008 and 9-5/8% Senior Subordinated Notes due 2012, (ii) guarantees of the Notes (including any additional Notes) and Term Loans (including any additional Term Loans) and Liens securing Secured Obligations and (iii) Permitted Liens.

SECTION 5.10.     Asset Sales.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including a Sale of Collateral) unless:

                           (i)      the Company or the Restricted Subsidiary, as
the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value (which, in the case of an Asset Sale for consideration exceeding $30,000,000, shall be determined in good faith by the Company's Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of;

                           (ii)     at least 75% of the consideration therefor
received by the Company or the Restricted Subsidiary is in the form of, or any combination of, (a) cash or Cash Equivalents, (b) the assumption of any liabilities (as shown on the Company's or the Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary of the Company (other than liabilities that are by their terms subordinated to the Term Loans or any Term Loan Guarantee) by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or the Restricted Subsidiary from further liability, (c) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or the Restricted Subsidiary into cash or Cash Equivalents within 60 days following their receipt (to the extent of cash or Cash Equivalents received) and (d) other assets or rights used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments" except that, in the case of a Sale of Collateral, such assets or rights shall consist solely of Refinery Assets; and

                           (iii)    in the case of a Sale of Collateral, the
Collateral Agent is immediately granted a perfected first priority security interest (subject to Permitted Prior Liens) in the Net Sale Consideration therefor received by the Company or the Restricted Subsidiary as additional Collateral under the Security Documents to secure the Secured Obligations, and, in the case of cash or Cash Equivalents constituting Net Sale Consideration, such cash or Cash Equivalents must be deposited into a segregated account under the sole control of the Collateral Agent that includes only proceeds from the Sale of Collateral and interest earned thereon (an "Asset Sale Proceeds Account") and is free from all other Liens, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary Officers' Certificates and legal opinions and shall include release provisions requiring the Collateral Agent to release deposits in

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the Asset Sale Proceeds Account as necessary to permit the Company or its
Restricted Subsidiaries to apply such Net Sale Consideration in the manner described below, unless the Collateral Agent has received written notice that a Default or Event of Default has occurred and is continuing);

provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of Section
5.12 hereof or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (i) and (ii) of this paragraph.

         Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral, the Company or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option:

                  (a) to repay, repurchase or redeem any secured Indebtedness or other secured Obligations,

                  (b) to acquire a controlling interest in another business or all or substantially all of the assets of another business, in each case engaged in a Permitted Business,

                  (c)      to make capital expenditures, or

                  (d) to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (m) of the definition of "Permitted Investments;"

provided, that the Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (b) or (c) if, within 365 days of such Asset Sale, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with clause (b) or (c), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by this Agreement. Any Net Proceeds from Asset Sales described in this paragraph that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Asset Sale Proceeds."

         When the aggregate amount of Excess Asset Sale Proceeds exceeds $15,000,000, the Company will be required to make an offer to all Lenders and holders of each other series of Indebtedness that ranks by its terms pari passu in right of payment with the Term Loans and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained herein, including the Term Loans (an "Asset Sale Offer"), to purchase on a pro rata basis (with the Excess Asset Sale Proceeds prorated between the Lenders and such holders of pari passu Indebtedness based upon outstanding aggregate

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principal amounts) the maximum principal amount of the Term Loans and such other
Indebtedness that may be purchased or prepaid, as applicable, out of the prorated Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of purchase, in accordance with the procedures set forth in Section 2.11 hereof. To the extent that the aggregate amount of Term Loans and other Indebtedness tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess Asset Sale Proceeds, the Company and its Restricted Subsidiaries may use any remaining Excess Asset Sale Proceeds for general corporate purposes and any other purpose not prohibited by this Agreement. If the aggregate principal amount of Term
Loans and such other Indebtedness surrendered by holders thereof exceeds the amount of the prorated Excess Asset Sale Proceeds, the Company shall select the Term Loans and such other Indebtedness to be purchased or prepaid on a pro rata basis. Upon completion of the offer to purchase, the amount of Excess Asset Sale Proceeds shall be reset at zero.

         Within 365 days after the receipt of any Net Sale Consideration from an Asset Sale that constitutes a Sale of Collateral, the Company or the Restricted Subsidiary, as the case may be, may apply such Net Sale Consideration, at its option:

                  (a) to acquire a controlling interest in another business or all or substantially all of the assets of another business, in each case engaged in a Permitted Business and principally owning Refinery Assets that have (in the good faith judgment of the Company) a value, net of the value of any Credit Facility Collateral included therein, at least equal to the amount of such Net Sale Consideration; or

                  (b)      to make capital expenditures on or acquire Refinery
Assets;

provided, that in each such case, the Collateral Agent shall immediately be granted a perfected first priority security interest (subject to Permitted Prior Liens) on all of the assets (other than any Credit Facility Collateral included therein) acquired with such Net Sale Consideration as Collateral under the Security Documents to secure the Secured Obligations, all on terms and pursuant to arrangements reasonably satisfactory to the Collateral Agent in its reasonable determination (which may include, at the Collateral Agent's reasonable request, customary Officers' Certificates and legal opinions). The Company or the applicable Restricted Subsidiary will be deemed to have complied with clause (a) or (b) of this paragraph if, within 365 days of such Sale of Collateral, the Company or such Restricted Subsidiary shall have commenced and not completed or abandoned an acquisition, Investment or expenditure, or a binding agreement with respect to an acquisition, Investment or expenditure, in compliance with clause (a) or (b) of this paragraph, and that acquisition, Investment or expenditure is substantially completed within a date one year and six months after the date of such Asset Sale. Any Net Sale Consideration from the Sale of Collateral that is not applied or invested as provided this paragraph shall be deemed to constitute "Excess Proceeds from the Sale of Collateral."

         When the aggregate amount of Excess Proceeds from the Sale of Collateral exceeds $15,000,000, the Company will be required to make an offer to all holders of Notes and Lenders

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(a "Collateral Proceeds Offer") to purchase (or redeem or repay, as applicable)
on a pro rata basis (with the Excess Proceeds from the Sale of Collateral prorated between the holders of Notes and such Lenders based upon outstanding aggregate principal amounts) the maximum principal amount of the Notes that may be purchased, and the Term Loans that may be prepaid, in each case, out of the prorated Excess Proceeds from the Sale of Collateral, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, thereon, to the date of purchase, in accordance with the procedures set forth in Section 2.11 hereof. To the extent that the aggregate amount of Notes and Term Loans tendered (and electing to be redeemed or repaid, as applicable) pursuant to such Collateral Proceeds Offer is less than the Excess Proceeds from the Sale of Collateral, the Company and its Restricted Subsidiaries may use any remaining Excess Proceeds from the Sale of Collateral, free and clear of any Liens created by any Security Documents or otherwise for the benefit of any holder of Secured Obligations, for general corporate purposes and any other purpose not prohibited by this Agreement. If the aggregate principal amount of Notes and Term Loans surrendered by holders thereof exceeds the amount of the prorated Excess Proceeds from the Sale of Collateral, the Trustee shall select the Notes to be purchased on a pro rata basis and the Administrative Agent shall select the Term Loans to be repaid on a pro rata basis. Upon completion of the offer to purchase, the amount of Excess Proceeds from the Sale of Collateral shall be reset at zero.

SECTION 5.11.     Transactions with Affiliates.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a transaction by the Company or such Restricted Subsidiary with an unrelated Person; and (ii) the Company delivers to the Administrative Agent: (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $5,000,000, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above; (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20,000,000, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and (c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30,000,000 and for which there are no disinterested members of its Board of Directors, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor; provided that none of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of this
Section 5.11:

         (1) Affiliate Transactions involving the purchase or sale of crude oil, natural gas and other hydrocarbons, and refined products therefrom, in the ordinary course of any Permitted

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Business, so long as such transactions are priced in line with industry accepted benchmark prices and the pricing of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties;

         (2) any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of its business;

         (3) transactions between or among (A) the Company and its Restricted Subsidiaries and (B) the Restricted Subsidiaries;

         (4)      the performance of any agreement in effect on the Closing
Date;

         (5) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case in the ordinary course of business;

         (6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans;

         (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

         (8) sales of Equity Interests of the Company (other than Disqualified Stock) to Affiliates of the Company or any of its Restricted Subsidiaries; and

         (9)      Restricted Payments that are permitted by Section 5.07 hereof.

SECTION 5.12.     Liens.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien other than Permitted Liens.

SECTION 5.13.     Business Activities.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

SECTION 5.14.     Corporate Existence.

         Subject to Article VI hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the

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respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve the existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

SECTION 5.15.     Offer to Repurchase upon Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Lender will have the right to require the Company to repay all or any part of such Lender's Term Loans pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, to the date of purchase (the "Change of Control Payment").

                  Within 30 days following any Change of Control, the Company will send a notice to the Administrative Agent (for delivery to each Lender) stating:

                           (i) the description of the transaction or transactions that constitute the Change of Control, that the Change of Control Offer is being made pursuant to this Section 5.15, and that all Term Loans for which payment is requested and not rescinded will be accepted for payment;

                           (ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                           (iii) that any Term Loans for which payment is not requested will continue to accrue interest;

                           (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Term Loans for which payment is requested pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                           (v) that Lenders requesting that their Term Loans be repaid pursuant to a Change of Control Offer will be required to surrender the any Term Loan Notes with other customary documents as the Company may reasonably request, to the Administrative Agent prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and

                           (vi) that Lenders will be entitled to withdraw their request if the Administrative Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of Term Loans for which repayment is requested, and a statement that such Lender is withdrawing his request to have the Term Loans repaid.

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                  (b)      On the Change of Control Payment Date, the Company
will, to the extent lawful, (i) transfer to the Administrative Agent in immediately available funds an amount equal to the Change of Control Payment in respect of all Term Loans or portions thereof for which repayment has been requested and (ii) deliver or cause to be delivered to the Administrative an Officers' Certificate stating the aggregate principal amount of Term Loans or portions thereof being repaid by the Company. The Administrative Agent will promptly mail to each Lender so requesting the Change of Control Payment for such Term Loans. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

                  (c) The Change of Control provisions described above will be applicable whether or not any other provisions of this Agreement are applicable, except as set forth in Article VIII hereof.

                  (d) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases or repays all Term Loans for which payment is requested and not rescinded under such Change of Control Offer.

SECTION 5.16. Flood Insurance. At the request of any Lender, the Company shall provide to such requesting Lender evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case, if and to the extent required to comply with any applicable regulations of the Board of Governors of the Federal Reserve System.

SECTION 5.17.     Additional Term Loan Guarantees and Liens.

                  (a) If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than any Immaterial Subsidiary) after the Closing Date, then that newly acquired or created Subsidiary will become a Guarantor and (i) execute a Guarantor Joinder Agreement, a "Joinder Agreement" (as such term is defined in the Security Agreement) and a "Joinder Agreement" (as such term is defined in the Collateral Agency Agreement) providing that such Subsidiary shall become a Guarantor under this Agreement and a party to the Security Documents and (ii) deliver an Opinion of Counsel to the effect that each such joinder agreement has been duly authorized and executed by such Subsidiary and that this Agreement, the Term Loan Guarantees and the Security Documents are binding and enforceable obligations of such Subsidiary, in each case, within 30 days following the date on which it was acquired or created.

                  (b) If the Company or any of the Guarantors at any time owns or acquires Collateral that is not subject to a valid, enforceable perfected first priority Lien (subject to Permitted Prior Liens) in favor of the Collateral Agent as security for the Secured Obligations, then the Company will, or will cause such Guarantor to, concurrently:

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                           (i)      execute and deliver to the Collateral Agent
         a Security Document upon substantially the same terms as the Security Documents delivered on the Closing Date, granting a Lien upon such Collateral in favor of the Collateral Agent for the benefit of the Secured Parties;

                           (ii) cause the Lien granted in such Security Document to be duly perfected in any manner permitted by law and cause each other Lien upon such Collateral to be (a) released, unless it is a Permitted Lien or (b) subordinated to the Collateral Agent's Liens if it is a Permitted Lien but not a Permitted Prior Lien; and

                           (iii) deliver to the Collateral Agent and the Administrative Agent an Opinion of Counsel reasonably satisfactory to the Collateral Agent and the Administrative Agent, confirming as to such Security Document and Lien the matters set forth as to the Security Documents and Liens in the Opinions of Counsel delivered on behalf of the Company to the Secured Parties on the Closing Date in connection with the original issuance of the Notes and the initial incurrence of the Term Loans and, if the property subject to such Security Document is an interest in real estate, such local counsel opinions, title and flood insurance policies, surveys and other supporting documents as may have been delivered to the Secured Parties on the Closing Date in connection with the original issuance of the Notes and the initial incurrence of the Term Loans, all as the Collateral Agent may reasonably request and in form and substance reasonably satisfactory to the Collateral Agent.

                  (c) If any Restricted Subsidiary of the Company ceases to be an Immaterial Subsidiary at any time, or if any Subsidiary of the Company ceases to be an Unrestricted Subsidiary at any time, such Subsidiary will promptly become a Guarantor and will (i) execute a Guarantor Joinder Agreement, a "Joinder Agreement" (as such term is defined in the Security Agreement) and a "Joinder Agreement" (as such term is defined in the Collateral Agency Agreement) providing that such Subsidiary shall become a Guarantor under this Agreement and a party to the Security Documents and (ii) deliver an Opinion of Counsel to the effect that each such joinder agreement has been duly authorized and executed by such Subsidiary and that this Agreement, the Term Loan Guarantees and the Security Documents are binding and enforceable obligations of such Subsidiary, in each case, only if it would otherwise be required to be a Guarantor at that date.

SECTION 5.18.     Payments for Consent.

         The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly to, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender or holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement, the Term Loans, the Indenture, the Notes, or any Security Document unless such consideration is offered to be paid or is paid to all holders of the Notes and/or holders of Term Loans that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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SECTION 5.19.     Suspension of Covenants.

                  (a) In the event that at any time (i) the rating assigned to the Notes and the Term Loans by each of S&P and Moody's is an Investment Grade Rating and (ii) no Default or Event of Default has occurred and is continuing under this Agreement or the Indenture, then, beginning on that day and subject to the provisions of paragraph (b) below, the Company and its Restricted Subsidiaries will no longer be subject to Sections 5.07, 5.08, 5.09,
5.10 (provided that those provisions of Section 5.10 relating to Sales of Collateral and the application of the proceeds therefrom will remain in full force and effect and will not be suspended), 5.11, 5.13, 6.01(iv) and 12.03(b)(iii) hereof (the "Suspended Covenants"); provided, however, that all other provisions of this Agreement shall continue to be in full force and effect.

                  (b) Notwithstanding the foregoing, if the rating assigned by either Moody's or S&P should subsequently decline to below an Investment Grade Rating, respectively, the foregoing covenants shall be reinstituted as of and from the date of such rating decline. Section 5.07 hereof will be interpreted as if it had been in effect since the Closing Date except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended.

                                   ARTICLE VI

                                   SUCCESSORS

SECTION 6.01.     Merger, Consolidation, or Sale of Assets.

         The Company will not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless: (i) the Company is the resulting, transferee or surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to whom such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations and covenants of the Company under this Agreement and all other Term Loan Documents pursuant to appropriate documentation in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent; (iii) immediately before and after such transaction no Default or Event of Default shall have occurred and be continuing; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to whom such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had

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occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5.09 hereof; provided, however, that this clause (iv) shall be suspended for so long as the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants subject to Section 5.19 hereof.

         In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This Section 6.01 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of the Guarantors.

SECTION 6.02.     Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to whom such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Agreement referring to the "Company" shall refer instead to such successor Person and not to the Person previously defined as Company), and may exercise every right and power of, the Company under this Agreement, the other Term Loan Documents and the Term Loans with the same effect as if such successor Person originally had been named as the Company herein; and when such successor corporation duly assumes all of the obligations and covenants of the Company pursuant to the Term Loan Documents, the predecessor Person shall be relieved of all such obligations.

                                  ARTICLE VII

                              DEFAULTS AND REMEDIES

SECTION 7.01.     Events of Default.

         An "Event of Default" occurs if:

                  (a) the Company defaults in the payment when due of interest on the Term Loans and such default continues for a period of 30 days;

                  (b) the Company defaults in the payment when due of principal of or premium, if any, on the Term Loans;

                  (c) the Company or any of its Restricted Subsidiaries fails to comply with any of the provisions of Sections 5.15 and 6.01 hereof;

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                  (d)      the Company or any of its Restricted Subsidiaries
fails to observe or perform any covenant or other agreement in this Agreement or the other Term Loan Documents (other than the provisions expressly set forth in clauses (a), (b) or (c) above) for 60 days after written notice of such failure to the Company by the Administrative Agent or the holders of at least 25% in aggregate principal amount of the Term Loans then outstanding;

                  (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default: (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $20,000,000 or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within ten Business Days after the running of such grace period or the occurrence of such acceleration;

                  (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries, and such judgment or judgments remain unpaid, unstayed or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such unpaid or undischarged judgments exceeds $20,000,000 (excluding amounts covered by insurance);

                  (g) any Security Document or any Lien purported to be granted thereby on any one or more items of Collateral having an aggregate Fair Market Value in excess of $20,000,000 is held in any judicial proceeding to be unenforceable or invalid, in whole or in part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Agreement) to be fully enforceable and perfected;

                  (h) the Company or any Guarantor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any Guarantor set forth in or arising under any Security Document;

                  (i) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of the Bankruptcy Code:

                           (i)      commences a voluntary case,

                           (ii) consents to the entry of an order for relief against it in an involuntary case,

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                           (iii)    consents to the appointment of a Custodian
         of it or for all or substantially all of its property,

                           (iv) makes a general assignment for the benefit of its creditors, or

                           (v) generally is not paying its debts as they become due;

                  (j) a court of competent jurisdiction enters an order or decree under the Bankruptcy Code that:

                           (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case;

                           (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

                           (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (k) except as permitted herein, any Term Loan Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Term Loan Guarantee (other than by reason of the termination of this Agreement or the release of any such Term Loan Guarantee in accordance with this Agreement).

SECTION 7.02. Acceleration. Upon the occurrence of any Event of Default described in Section 7.01(i) or (j), automatically, and upon the occurrence and during the continuance of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to the Company by the Administrative Agent:

                  (a) the unpaid principal amount of and accrued interest on the Term Loans and all other Term Loan Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Obligor; and

                  (b) the Collateral Agent shall immediately become unconditionally entitled to foreclose upon any or all of the Collateral, exercise and enforce its other rights and remedies in

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respect of the Collateral, subject to the provisions of this Agreement and the
Security Documents, as applicable.

The Requisite Lenders by written notice to the Administrative Agent may on behalf of all of the Lenders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

SECTION 7.03.     Waiver of Past Defaults.

         The Requisite Lenders by notice to the Administrative Agent may on behalf of all Lenders waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest, if any, on, or the principal of, the Term Loans; provided, however, that the Requisite Lenders may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, to the extent permitted by applicable law. Upon any such waiver, such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                                  ARTICLE VIII

                                     AGENTS

SECTION 8.01. Appointment of Agents. The Company and the Lenders acknowledge and agree that GSCP has acted and shall be credited as sole lead arranger, sole bookrunner and syndication agent of the Initial Term Loans and that GSCP is hereby appointed Administrative Agent hereunder and under the other Term Loan Documents. Each Lender hereby authorizes the Sole Lead Arranger and the Administrative Agent to act as its agent in accordance with the terms hereof and the other Term Loan Documents. The Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Term Loan Documents, as applicable. The provisions of this Article VIII are solely for the benefit of Agents and Lenders and no Obligor shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of Lenders and no Agent does or shall assume or be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Company or any of its Restricted Subsidiaries. The Sole Lead Arranger, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. GSCP in its capacity as the Sole Lead Arranger shall not have any duties, liabilities or obligations under the Term Loan Documents but shall be entitled to all benefits of this Article VIII.

SECTION 8.02. Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies

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hereunder and under the other Term Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Term Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Term Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Term Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Term Loan Documents except as expressly set forth herein or therein.

SECTION 8.03.     General Immunity.

                  (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Term Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Obligor to any Agent or any Lender in connection with the Term Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Obligor or any other Person liable for the payment of any Term Loan Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Term Loan Documents or as to the use of the proceeds of the Term Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.

                  (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Term Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Term Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 13.05) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Company and its Restricted

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Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Term Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 13.05).

SECTION 8.04. Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection herewith and otherwise without having to account for the same to Lenders.

SECTION 8.05.     Lenders' Representations, Warranties and Acknowledgment.

                  (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Company and its Restricted Subsidiaries in connection with its Term Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Company and its Restricted Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

                  (b) Each Lender, by delivering its signature page to this Agreement and funding its Initial Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Term Loan Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable on the Closing Date.

SECTION 8.06. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Obligor, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Term Loan Documents or otherwise in its capacity as such Agent in

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any way relating to or arising out of this Agreement or the other Term Loan
Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

SECTION 8.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Company and the Administrative Agent and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to the Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly transfer to such successor Administrative Agent all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Term Loan Documents, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

                                   ARTICLE IX

                             COLLATERAL AND SECURITY

SECTION 9.01.     Security Documents.

         The payment of principal of, and premium and interest (including special interest), if any, on the Notes, the Term Loans, and all other Secured Obligations, when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and

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whether by the Company pursuant to the Notes or the Term Loans or by any
Guarantor pursuant to the Subsidiary Guarantees or the Term Loan Guarantees, and the performance of all other obligations of the Company and its Restricted Subsidiaries under the Note Documents and the Term Loan Documents are secured as provided in the Security Documents which the Company and the Guarantors have entered into simultaneously with the execution of this Agreement and will be secured by all Security Documents hereafter delivered as required or permitted by this Agreement and the Indenture.

SECTION 9.02.     Further Assurances.

                  (a) The Company will, and will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the Secured Parties, duly created, enforceable and perfected first priority Liens (subject to Permitted Prior Liens) upon the Collateral as contemplated by the Note Documents and the Term Loan Documents.

                  (b) If the Company or any Domestic Subsidiary shall at any time acquire any real property or leasehold or other interest in real property described in the definition of Collateral that is not covered by the mortgages running to the benefit of the Collateral Agent that are executed on or before the Closing Date, then within 45 days of such acquisition the Company or such Domestic Subsidiary shall execute, deliver and record a Mortgage or a supplement to a Closing Date Mortgage, in each case, reasonably satisfactory in form and substance to the Collateral Agent, subjecting such real property or leasehold or other interests in real property to the Lien created by such Mortgage. If requested by the Collateral Agent, the Company or such Subsidiary shall obtain an appropriate title policy or endorsement or supplement to the title policy insuring the Collateral Agent's Liens in such additional interests in real property, subject only to Permitted Prior Liens and other exceptions to title approved by the Collateral Agent, provided that the Collateral Agent shall not request any such additional title policy or endorsement or supplement to the title policy in respect of such additional real property described in the definition of "Collateral" having a Fair Market Value less than $1,000,000.

                  (c) Upon request of the Collateral Agent at any time and from time to time, the Company will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and take such other actions as shall be required or which the Collateral Agent may reasonably request to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by this Agreement and the Indenture for the benefit of the holders of the Secured Obligations. If the Company or such Subsidiary fails to do so, the Collateral Agent is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents and, subject to the provisions of the Note Documents and the Term Loan Documents, take such other actions in the name, place and stead of the Company or such Subsidiary, but the Collateral Agent will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

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SECTION 9.03.     Collateral Agent.

                  (a) The Company has appointed Wilmington Trust Company to serve as the Collateral Agent for the benefit of the holders of the Notes and the Term Loans and other Secured Obligations from time to time. The Collateral Agent may not be the same institution serving as the Administrative Agent or as the Trustee.

                  (b) The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents or sub-agents or bailees to hold Collateral or to take such other action as it deems necessary or appropriate.

                  (c) Neither the Administrative Agent nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Collateral Agent's Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Collateral Agent's Liens or Security Documents or any delay in doing so.

                  (d) The Collateral Agent will be subject to such directions as may be given it by the Trustee and by the Administrative Agent from time to time as required or permitted by this Agreement and the Indenture. The relative rights with respect to control of the Collateral Agent will be specified in the Collateral Agency Agreement by and among the Company, the Guarantors, the Trustee, the Administrative Agent and the Collateral Agent. Except as directed by the holders of a majority in principal amount of the Notes and the Term Loans then outstanding, voting together as a single class, the Collateral Agent will not be obligated:

                           (i) to act upon directions purported to be delivered to it by any other Person;

                           (ii) to foreclose upon or otherwise enforce any Lien; or

                           (iii) to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or Collateral.

                  (e) The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Collateral Agent's Liens or Security Documents.

                  (f) In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Administrative Agent under Article VIII.

                  (g) The Company will deliver to the Administrative Agent copies of all Security Documents delivered to the Collateral Agent and copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.

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SECTION 9.04.     Collateral Agent; Realization on Collateral.

                  (a) Each Lender hereby authorizes the Administrative Agent and the Collateral Agent, as applicable, on behalf of and for the benefit of the Lenders, to be the agent for and representative of the Lenders with respect to the Term Loan Guarantees, the Collateral and the Security Documents.

                  (b) Anything contained in any of the Term Loan Documents to the contrary notwithstanding, each Lender hereby agrees that no Lender shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies of the Administrative Agent hereunder may be exercised solely by the Administrative Agent in accordance with the terms hereof and all powers, rights and remedies in respect of the Collateral under the Security Documents may be exercised solely by the Collateral Agent.

SECTION 9.05.     Regulatory and Governmental Approvals.

                  (a) The Company and Tesoro High Plains Pipeline Company agree promptly to apply for and seek all necessary regulatory approvals from the North Dakota Public Service Commission to grant security interests to the Collateral Agent in the fixtures and equipment comprising the North Dakota-Montana pipeline system and the Capital Stock of Tesoro High Plains Pipeline Company and agree to use all commercially reasonable efforts to obtain all such approvals as soon as practicable, but if the Company concludes in good faith that such efforts will not be successful, the Company and Tesoro High Plains Pipeline Company will not be required to grant such security interests.

                  (b) The Company and its Domestic Subsidiaries will agree promptly to seek all necessary consents under leases and contracts with governmental authorities to grant security interests in the applicable Restricted Subsidiary's property interests associated with (i) the wharfs and related facilities that are connected to the Martinez, California refinery and Diablo Coke Plant, California, (ii) the transportation causeway, wharf and related facilities that are connected to the Anacortes, Washington refinery and terminal, (iii) the mooring and related facilities that are connected to the Kapolei, Hawaii refinery, (iv) the wharf and related facilities that are connected to the Kenai, Alaska refinery, and (v) the real estate contiguous to or connected with and in reasonable proximity to the Existing Refineries or Owned Terminals, and agree to use all commercially reasonable efforts to obtain all such consents as soon as practicable, but if the Company concludes in good faith that such efforts will not be successful, the Company and its Domestic Subsidiaries will not be required to grant such security interests.

SECTION 9.06.     Release of Collateral Agent's Lien.

         The Collateral will be released from the Collateral Agent's Lien:

                  (a) in whole, upon payment in full of the Notes, the Term Loans and all other Secured Obligations that are outstanding, due and payable at the time the Notes and the Term Loans are paid in full;

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                  (b)      with respect to the Note Obligations only, upon
satisfaction and discharge of this Indenture as set forth in Section 8.01 of the Indenture;

                  (c) with respect to the Note Obligations only, upon a Legal Defeasance or Covenant Defeasance as set forth in Article VIII of the Indenture;

                  (d) with respect to the Note Obligations only, upon payment in full of the Notes and all other Note Obligations that are outstanding, due and payable at the time the Notes are paid in full;

                  (e) with respect to the Term Loan Obligations only, upon payment in full of the Term Loans and all other Term Loan Obligations that are outstanding, due and payable at the time the Term Loan Obligations are paid in full;

                  (f) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of the holders of 100% in principal amount of the Notes and Term Loans then outstanding, voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

                  (g) as to any Collateral that constitutes less than all or substantially all of the Collateral, with the consent of the holders of a majority in principal amount of the Notes and Term Loans then outstanding, voting together as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes);

                  (h) as to any Collateral (A) that is sold or otherwise disposed of by the Company or any of its Restricted Subsidiaries in a transaction permitted by this Agreement and the Indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of in accordance with the terms of Section 5.10 hereof, (B) that is exchanged or traded as provided in clause (3) of the proviso in the definition of "Asset Sale," (C) that constitutes Excess Proceeds from the Sale of Collateral which have been offered to, but not accepted by, the holders of Notes and Term Loans and are released as set forth in the last paragraph of Section 5.10 hereof, (D) that is owned or at any time acquired by a Subsidiary of the Company that has been released from its Subsidiary Guarantee and its Term Loans Guarantee, concurrently with the release thereof, or (E) in accordance with Article X hereof; or

                  (i) as to the Capital Stock of any Pipeline Subsidiary, if securing the Notes with the Capital Stock of such Pipeline Subsidiary as provided by the Security Documents would give rise to an obligation of the Company to prepare audited financial statements of such Pipeline Subsidiary in order to comply with Regulation S-X of the rules and regulations of the SEC, but only if such obligation did not arise as a result of the transfer of assets to such Pipeline Subsidiary, the transfer of pipeline assets to another Subsidiary of the Company or any recapitalization of any Subsidiary of the Company by the Company or any of its Subsidiaries.

If the Collateral Agent at any time receives an Officers' Certificate stating that the Company or any Guarantor intends to incur Indebtedness that will be secured by a purchase money security

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interest permitted under clause (4) in the definition of "Permitted Liens" upon property identified therein with reasonable specificity to be acquired with such Indebtedness, accompanied by (a) a proposed lien subordination agreement subordinating the Liens under the Security Documents to such purchase money security interest, to the extent it attaches to such property and secures Indebtedness incurred to acquire such property, and (b) an Opinion of Counsel for the Company to the effect that the subordination of such Liens to such purchase money security interest, and to such extent, is permitted by the Term Loan Documents and that such proposed lien subordination agreement is effective solely to subordinate such Lien as to such property to such extent, without requiring the Collateral Agent to make any representation or warranty in respect thereof, without releasing or satisfying any such Lien or any obligation secured thereby, and without imposing any obligation or liability upon the Collateral Agent or any other Person, then, subject to the terms of the Collateral Agency Agreement, the Collateral Agent will, within ten Business Days thereafter, execute such lien subordination agreement and deliver to the Company or such Guarantor, subject to and effective upon the incurrence of such Indebtedness and the use of the proceeds thereof to acquire such property.

                                   ARTICLE X

         INTERCREDITOR PROVISIONS RELATING TO QUALIFIED CREDIT FACILITY

SECTION 10.01.    Agreement between the Collateral Agent and Credit Facility
                  Agent.

                  (a) If and whenever any Credit Facility becomes a Qualified Credit Facility, the Collateral Agent and the Credit Facility Agent under such Qualified Credit Facility shall become obligated to perform, each for the benefit of the other, the obligations described in this Article X.

                  (b) No agent or representative under any Credit Facility that is not a Qualified Credit Facility shall have the right to rely on or enforce any obligation of the Collateral Agent set forth in this Article X.

                  (c) The obligations of the Collateral Agent set forth in this Article X shall be enforceable by a Credit Facility Agent under each Qualified Credit Facility, and holders of Credit Facility Obligations under a Qualified Credit Facility, as third party beneficiaries hereof, without need for any additional agreement or undertaking between the Collateral Agent and such Credit Facility Agent.

                  (d) The Collateral Agent may require the Credit Facility Agent to execute and deliver an instrument reasonably satisfactory to the Collateral Agent, by which the Credit Facility Agent confirms to the Collateral Agent its agreement to be bound by and perform the obligations of the Credit Facility Agent set forth in this Article X.

                  (e) A Credit Facility Agent under a Qualified Credit Facility may require the Collateral Agent to execute and deliver an instrument reasonably satisfactory to such Credit

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Facility Agent, by which the Collateral Agent confirms to such Credit Faculty
Agent its agreement to be bound by and perform the obligations of the Collateral Agent set forth in this Article X.

                  (f) At the request of the Company from time to time, the Collateral Agent will enter into an agreement with the Credit Facility Agent by which each of them confirms to the other its agreement to be bound by and perform its obligations set forth in this Article X, and the Collateral Agent is authorized, at the request of the Company, to enter into such additional agreements with the Credit Facility Agent as may be necessary or appropriate, in the opinion of the Collateral Agent, to confirm, elaborate upon, perform, implement or give further assurance for any obligations of the Collateral Agent or such Credit Facility Agent in any respect that is not materially inconsistent with the provisions, intents and purposes of this Article X and does not impose any additional obligation or liability on the Collateral Agent or any holder of Secured Obligations.

SECTION 10.02.    Disclaimer of Consensual Liens.

                  (a) The Collateral Agent will not claim or enforce any consensual Lien upon any Credit Facility Collateral.

                  (b) The Credit Facility Agent will not claim or enforce any consensual Lien upon any property other than Credit Facility Collateral.

                  (c) The Secured Parties shall be entitled to receive and retain, free from any Lien securing Credit Facility Obligations, all payments made in cash by the Company or any other Obligor and all amounts received with respect to Secured Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Lien securing Credit Facility Obligations.

                  (d) The holders of Credit Facility Obligations shall be entitled to receive and retain, free from any Collateral Agent's Liens thereon, all payments made in cash by the Company or any other Obligor and all amounts received with respect to Credit Facility Obligations through the exercise of a set-off or other similar right, even if such cash constitutes proceeds of property subject to a Collateral Agent's Lien.

                  (e) If any cash proceeds of Credit Facility Collateral are converted into or invested in property subject to Collateral Agent's Liens (other than cash, Cash Equivalents or deposit accounts) at any time when the Collateral Agent has not received written notice from the Credit Facility Agent or any holder of Indebtedness outstanding under a Qualified Credit Facility stating that such Indebtedness has become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Liens upon such proceeds securing Credit Facility Obligations shall be released and discharged concurrently with such conversion or investment.

                  (f) If any cash proceeds of Collateral are converted into or invested in property subject to the Lien of the Credit Facility Agent (other than cash, Cash Equivalents or deposit accounts) at any time when the Credit Facility Agent has not received written notice

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from the Collateral Agent stating that the Notes and the Term Loans have become due and payable in full (whether at maturity, upon acceleration or otherwise), then all Liens upon such proceeds securing the Secured Obligations shall be released and discharged concurrently with such conversion or investment.

                  (g) The provisions of this Section 10.02 will not apply to, restrict or affect any judicial lien, including any attachment or judgment lien.

SECTION 10.03.    Notice of Intent to Foreclose.

                  (a) The Credit Facility Agent will give the Collateral Agent notice of its intent to enforce any consensual Lien upon any Credit Facility Collateral.

                  (b) The Collateral Agent will give the Credit Facility Agent notice of its intent to enforce any consensual Lien upon any Collateral.

                  (c) The notice required by Sections 10.03(a) and 10.03(b):

                           (i) shall be required to be given by a party only if it intends to:

                                    (A)      deliver to the Company or a
                  Subsidiary written notice of its intent to foreclose a consensual Lien or a written proposal to retain property subject to a consensual Lien in full or partial satisfaction of any obligation secured thereby;

                                    (B)      commence legal action against the
                  Company or a Subsidiary for foreclosure or replevin or other enforcement of a consensual Lien; or

                                    (C)      take possession of goods or real
                  property of the Company or a Subsidiary upon which it holds a consensual Lien;

                           (ii) shall not be required in any other instance or as to any other action or event (including, for purposes of illustration and not by way of limitation, any incurrence, payment or acceleration of any Indebtedness or Obligation or any amendment or waiver of the terms thereof, any exercise of a right of setoff, any notification to account debtors to make payment directly to the secured party or any other exercise of collection rights or the institution of any other legal proceedings, including suit to collect any debt or claim or the commencement of any bankruptcy case, receivership or insolvency proceeding);

                           (iii) need only state that it is given pursuant to the provisions of Section 10.03 of this Agreement and that lien enforcement action may be taken by the party giving the notice, and need not disclose or describe the action to be taken;

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                           (iv)     need only be given once by or to the
         Collateral Agent or the Credit Facility Agent;

                           (v) may be given by electronic mail, telefax, postal mail or courier or personal delivery or in any other manner permitted by law for service of legal process;

                           (vi) shall be given to a party at the address (including an e-mail address, telecopy address or office address within the State of New York) specified by such party by notice to the other party and shall not be required if no address is so specified; and

                           (vii) shall be given at least five Business Days prior to the date on which any enforcement action described in Section 10.03(c)(i) is taken, except that a party may give such notice promptly after taking such enforcement action if it in good faith believes that immediate enforcement action is or may be required to protect its interest in the property subject to its Liens.

                  (d)      The party giving any notice required by this Section
10.03 shall endeavor, promptly after delivery such notice, to deliver a copy thereof to the Company, but neither the Company nor any Subsidiary shall be entitled to demand or receive any such notice or copy thereof.

                  (e) No liability or defense shall ever arise, no Lien shall ever be lost, invalidated or impaired, and no action taken in enforcement of a Lien shall ever be annulled, set aside, affected or impaired, if any notice required by this Section 10.03 is not given or is defectively given.

                  (f) The provisions of this Section 10.03 do not apply to, restrict or affect any judicial lien, including any attachment or judgment lien.

SECTION 10.04. Consent to License to Use Intellectual Property; Access to Information; Access to Real Property to Process and Sell Inventory.

                  (a) If so requested at any time by the Credit Facility Agent, the Collateral Agent shall deliver its written consent (given without any representation, warranty or obligation whatsoever) to any grant by any Obligor to the Credit Facility Agent of a non-exclusive royalty-free license to use any patent, trademark or proprietary information of such Obligor that is subject to a consensual Lien held by the Collateral Agent, in connection with the enforcement of any consensual Lien held by the Credit Facility Agent upon any inventory of the Company or any Subsidiary of the Company and to the extent the use of such patent, trademark or proprietary information is necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any such inventory in any lawful manner. Any consent so delivered by the Collateral Agent shall be binding on its successors and assigns, including a purchaser of the patent, trademark or proprietary information subject to such license at a foreclosure sale conducted in foreclosure of any Collateral Agent's Liens thereon.

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                  (b)      If the Collateral Agent or a purchaser at a
foreclosure sale conducted in foreclosure of any Collateral Agent's Liens takes actual possession of any documentation of the Company or a Subsidiary of the Company (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Collateral Agent or the foreclosure purchaser), then upon request of the Credit Facility Agent and reasonable advance notice, the Collateral Agent or such foreclosure purchaser will permit the Credit Facility Agent or its representative to inspect and copy such documentation if and to the extent the Credit Facility Agent certifies to the Collateral Agent that:

                           (i) such documentation contains or may contain information necessary or appropriate, in the good faith opinion of the Credit Facility Agent, to the enforcement of the Credit Facility Agent's Liens upon any Credit Facility Collateral; and

                           (ii) the Credit Facility Agent and the lenders under the Qualified Credit Facility are entitled to receive and use such information as against the Company and its Subsidiaries and their suppliers, customers and contractors and under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

                  (c) If, upon enforcement of any Collateral Agent's Liens held by the Collateral Agent, the Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Collateral Agent's Liens takes actual possession of refinery, terminal or pipeline property of any Obligor, then, if so requested by the Credit Facility Agent and upon reasonable advance notice, the Collateral Agent or such foreclosure purchaser will allow the Credit Facility Agent and its officers, employees and agents (but not any of its transferees) reasonable and non-exclusive access to and use of such property for a period not exceeding 120 consecutive calendar days (the "Processing and Sale Period"), as necessary or reasonably appropriate to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of, in any lawful manner, any inventory upon which the Credit Facility Agent holds a Lien, subject to the following conditions and limitations:

                           (i) The Processing and Sale Period shall commence on the date the Collateral Agent or, if the Collateral Agent has not taken possession, the foreclosure purchaser takes possession of such real property and shall terminate on the earlier of (i) the day that is 120 days thereafter and (ii) the day on which all inventory (other than inventory abandoned by the Credit Facility Agent) has been removed from such property; and

                           (ii) Each of the Collateral Agent and foreclosure purchaser shall be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

                                    (A)      will be permitted, lawful and
                  enforceable as against the Company and its Subsidiaries and their suppliers, customers and contractors and

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                  under applicable law and will be conducted in accordance with prudent manufacturing practices; and

                                    (B)      will be adequately insured for
                  damage to property and liability to persons, including property and liability insurance for the benefit of the Collateral Agent and the holders of the Secured Obligations, at no cost to the Collateral Agent or such holders.

The Collateral Agent and/or any such purchaser (i) shall provide reasonable cooperation to the Credit Facility Agent in connection with the manufacture, production, completion, removal and sale of any Credit Facility Collateral by the Credit Facility Agent as provided above and (ii) shall be entitled to receive, from the Credit Facility Agent, fair compensation and reimbursement for their reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the Credit Facility Agent. The Collateral Agent and/or any such purchaser (or its transferee or successor) shall not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any inventory subject to any Lien held by the Credit Facility Agent or to provide any support, assistance or cooperation to the Credit Facility Agent in respect thereof.

                  (d) Each of the Collateral Agent and foreclosure purchaser may condition its performance of any obligation set forth in this
Section 10.04 upon its prior receipt (without cost to it) of:

                           (i) such assurances as it may reasonably request to confirm that the performance of such obligation and all activities of the Credit Facility Agent or its officers, employees and agents in connection therewith or incidental thereto:

                                    (A)      will be permitted, lawful and
                  enforceable as against the Company and its Subsidiaries and their suppliers, customers and contractors and under applicable law; and

                                    (B)      will not impose upon the Collateral
                  Agent (or any holder of Secured Obligations) or any foreclosure purchaser any legal duty, legal liability or risk of uninsured loss; and

                           (ii)     such indemnity or insurance as the
         Collateral Agent or foreclosure purchaser may reasonably request in connection therewith.

                  (e) The Company and the other Obligors consent to the performance by the Collateral Agent and foreclosure purchaser of the obligations set forth in this Section 10.04 and acknowledge and agree that neither the Collateral Agent (nor any holder of Secured Obligations) nor any foreclosure purchaser shall ever be accountable or liable for any action taken or omitted by the Credit Facility Agent or its officers, employees and agents in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the Credit Facility Agent or its officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any

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property of the Company and its Subsidiaries as a result of any action taken or omitted by the Credit Facility Agent or its officers, employees, agents, successors or assigns.

SECTION 10.05.    Complete Agreement.

                  (a) This Article X sets forth exhaustively the complete agreement and sole contractual obligations and rights arising under this Agreement as between the Collateral Agent and the Credit Facility Agent.

                  (b) Neither the Collateral Agent and nor the Credit Facility Agent will be restricted in any respect not expressly set forth herein as to any matter relating to the creation, perfection, protection or enforcement of their respective Liens and their rights and obligations in respect of such matters shall be based solely on the legal rights and duties, if any, that they would have if they had not entered into any agreement whatsoever with each other relating to their Liens.

SECTION 10.06.    No Subrogation, Marshalling or Duty.

         Neither the assumption nor the performance of any obligation set forth in or arising under this Article X shall ever create or give rise to any right of subrogation, right of marshalling, duty of care, duty of loyalty, duty of disclosure or other fiduciary duty whatsoever enforceable by the Collateral Agent, the Credit Facility Agent or any holder of Secured Obligations or Credit Facility Obligations.

SECTION 10.07.    Limitation on Certain Relief, Defenses and Damage Claims.

                  (a) No action taken or omitted in violation of any obligation set forth in or arising under this Article X will constitute a breach of such obligation or expose the party taking or omitting such action to any liability whatsoever if, when such action was taken or omitted, such party received and in good faith relied on an Officers' Certificate or Opinion of Counsel to the effect that such action was permitted under this Article X.

                  (b) None of the Secured Obligations, Collateral Agent's Liens, Credit Facility Obligations and Credit Facility Liens will ever be forfeited, invalidated, discharged, reduced, subordinated or restricted or otherwise affected or impaired by any breach of any obligation set forth in or arising under this Article X.

No claim shall ever be made against the Collateral Agent or the Credit Facility Agent for any special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) for any punitive damages based on any claim arising, on any theory of liability, from or in connection with to any act, omission, breach, wrongful conduct, event or circumstance occurring relating in any respect to the performance or breach of any obligation set forth in or arising under this Article X.

SECTION 10.08.    Amendment; Waiver.

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                  (a)      No amendment or supplement to, or waiver of, the
provisions this Article X will:

                           (i) be effective unless set forth in a writing signed by the Collateral Agent with the consent of the holders of at least a majority in principal amount of the Notes and the Term Loans then outstanding voting as a single class, except that any such amendment, supplement or waiver that increases the obligations or adversely affects the rights of the holders of the Secured Obligations will be effective only with the consent of the holders of at least 66-2/3% in principal amount of the Notes and the Term Loans then outstanding, voting as a single class; and

                           (ii) become effective at any time when any Credit Facility Obligations are outstanding or committed under any Qualified Credit Facility unless such amendment, supplement or waiver is consented to in a writing signed by the Credit Facility Agent acting upon the direction or with the consent of such number of the lenders thereunder as may, by the terms of such Qualified Credit Facility, have the power to bind all of such lenders thereto.

Any such amendment or supplement that:

                                    (A)      imposes any obligation upon the
                  Company or any Subsidiary of the Company, or adversely affects the rights of the Company or any Subsidiary of the Company or affects the benefits, if any, specifically afforded the Company or any Subsidiary of the Company under this Article X will become effective only with the consent of the Company and such Subsidiary;

                                    (B)      imposes any obligation upon the
                  Collateral Agent, or adversely affects the rights of the Collateral Agent in its individual capacity, will become effective only with the consent of the Collateral Agent; or

                                    (C)      imposes any obligation upon the
                  Credit Facility Agent, or adversely affects the rights of the Credit Facility Agent in its individual capacity, will become effective only with the consent of the Credit Facility Agent.

                  (b) No exercise, delay in exercising or failure to exercise any right arising under this Article X, no act or omission of any Obligor or holder of Secured Obligations or Credit Facility Obligations, no change, impairment, or suspension of any right or remedy, and no other lawful act, failure to act, circumstance, occurrence or event which, but for this provision, would or could act as a release or exoneration of any obligation arising under this Article X will in any way affect, decrease, diminish or impair any such obligation.

SECTION 10.09.    Enforcement.

         The rights and obligations set forth in or arising under this Article X are enforceable only by the Collateral Agent and Credit Facility Agent under a Qualified Credit Facility against each other (and their respective successors, including, but only to the extent expressly provided

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herein, a purchaser at a foreclosure sale conducted in foreclosure of Collateral
Agent's Liens) and against the Obligors. No other Person (including holders of Secured Obligations or Credit Facility Obligations) shall be entitled to enforce any such right or shall be obligated to perform any such obligation; however, such provisions will be binding on the holders of Secured Obligations and Credit Facility Obligations.

SECTION 10.10.    Relative Rights.

         This Article X sets forth certain relative rights, as lienholders, of the Collateral Agent and the Credit Facility Agent. Nothing in this Agreement will:

                  (a) impair, as between the Company, any other Obligor and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest and special interest, if any, on the Notes in accordance with their terms or to perform any other obligation of the Company or any other Obligor under the Note Documents;

                  (b) impair, as between the Company, any other Obligor and holders of Term Loans, the Obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest, on the Term Loans in accordance with their terms or to perform any other Obligation of the Company or any other Obligor under the Term Loan Documents;

                  (c) impair, as between the Company, any other obligor under a Qualified Credit Facility and holders of the loans under a Qualified Credit Facility, the Obligation of the Company, which is absolute and unconditional, to pay principal of, premium and interest, on such loans in accordance with their terms or to perform any other obligation of the Company or any other obligor under a Qualified Credit Facility;

                  (d) affect the relative rights of holders of Note Obligations, Term Loan Obligations or Credit Facility Obligations and other creditors of the Company or any of its Subsidiaries;

                  (e) restrict the right of any holder of Secured Obligations or Credit Facility Obligations to sue for payments that are then due and owing;

                  (f) prevent the Trustee, the Administrative Agent, the Collateral Agent or the Credit Facility Agent or any holder of Secured Obligations or Credit Facility Obligations from exercising against the Company or any other Obligor any of its other available remedies upon a Default or Event of Default; or

                  (g) restrict the right of the Trustee, the Administrative Agent, the Collateral Agent or the Credit Facility Agent or any holder of Secured Obligations or Credit Facility Obligations to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any Obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any Obligor or to assert or enforce any claim, Lien, right or remedy in any voluntary or involuntary bankruptcy case or insolvency or liquidation proceeding.

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                                   ARTICLE XI

                               COLLATERAL SHARING

SECTION 11.01. Equal and Ratable Lien Sharing by holders of Notes and Holders of Term Loans.

         Notwithstanding (i) anything to the contrary contained in the Note Documents or the Term Loan Documents, (ii) the time, order or method of attachment of the Collateral Agent's Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or (v) the rules for determining priority under the UCC or any other law governing relative priorities of secured creditors:

                  (a) all Liens at any time granted to secure any Secured Obligations will secure Equally and Ratably all of the Notes (including additional Notes permitted by clause (2) of the definition of "Permitted Liens"), all other present and future Note Obligations, all of the Term Loans (including additional Term Loans permitted by clause (2) of the definition of "Permitted Liens") and all other present and future Term Loan Obligations, and

                  (b) all proceeds of Collateral encumbered by such Liens shall be allocated and distributed Equally and Ratably on account of the Note Obligations and Term Loan Obligations.

SECTION 11.02.    Enforcement.

The provisions of Section 11.01 are binding upon and intended for the benefit of the Collateral Agent and each present and future holder of Secured Obligations, each of whom shall be entitled to enforce such provisions as a third party beneficiary thereof.

SECTION 11.03.    Amendment.

                  (a)      No amendment or supplement to the provisions of this
Article XI that adversely affects the right of any holder of Secured Obligations to share in the Collateral Equally and Ratably will become effective without the consent of each such holder.

                  (b) Any such amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity will become effective only with the consent of the Collateral Agent.

                  (c) No waiver of the provisions of this Article XI will in any event be effective unless set forth in a writing signed and consented to, as required for an amendment under this Section 11.03, by the party to be bound thereby.

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                                  ARTICLE XII

                                   GUARANTEES

SECTION 12.01.    Term Loan Guarantees.

         Subject to Section 12.05 hereof, each of the Guarantors hereby, jointly and severally, unconditionally guarantees, and each Person who in the future becomes a Guarantor by executing a Guarantor Joinder Agreement shall jointly and severally, unconditionally guarantee, on a senior basis to each Lender and to the Administrative Agent and its successors and assigns, the Term Loans and the Obligations of the Company hereunder and thereunder, that:

                  (a) the principal of, and premium, if any, and interest on the Term Loans will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, and premium, if any, and (to the extent permitted by law) interest on, the Term Loans, and all other payment Obligations of the Company to the Lenders or the Administrative Agent hereunder or thereunder will be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and

                  (b) in case of any extension of time of payment or renewal of any Term Loans or any of such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration, redemption or otherwise.

         Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. An Event of Default under this Agreement shall constitute an event of default under the Term Loan Guarantees, and shall entitle the Lenders to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company hereunder. This is a guarantee of payment and not of collection, and, to the maximum extent permitted by applicable law, each Guarantor hereby waives and agrees not to assert or take advantage of, and each Guarantor's liability under its Term Loan Guarantee shall be absolute and unconditional irrespective of:

                           (i) any right to require the Administrative Agent to proceed against the Company or any other Person or to resort to, proceed against or exhaust any security held by it at any time or to pursue any other remedy in its power before proceeding against such Guarantor;

                           (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of any of the obligations guaranteed hereunder;

                           (iii) any defense that may arise by reason of the incapacity, lack of authority, death or disability of, or revocation hereof by such Guarantor or the revocation

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         or repudiation of any of the Term Loan Documents by the Company, any
         other Guarantor or any other Person or the failure of any Guarantor to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Company or any other Person;

                           (iv) the unenforceability in whole or in part of any of the Term Loan Documents or any other instrument, document or agreement;

                           (v) any election, in any proceeding by or against the Company or any other Person under the Bankruptcy Code, of the application of Section 1111(b)(2) of such Code;

                           (vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code;

                           (vii) demand, presentment, protest and notice of any kind, and notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, a Guarantor or any other Person under this or any other instrument, in connection with any of the obligations guaranteed hereunder or any collateral now or hereafter given for any of such obligations;

                           (viii) any defense based upon an election of remedies by the Administrative Agent, including, without limitation, an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of such Guarantor or any other Guarantor, or the right of such Guarantor, any other Guarantor or any other Person to proceed against the Company for reimbursement, or both;

                           (ix) any suretyship defense or right of any nature otherwise available to such Guarantor under the laws of any state, including, without limitations, provisions to the effect that:

                                    (A)      the obligation of a surety must not
                  be either larger in amount or in other respects more burdensome than that of the principal;

                                    (B)      a surety is not liable if for any
                  reason other than the mere personal disability of the principal, there is no liability upon the part of the principal at the time of execution of the contract, or the liability of the principal thereafter ceases;

                                    (C)      a surety is exonerated if the
                  creditor alters the original obligation of the principal without the consent of the surety;

                                    (D)      a surety is exonerated to the
                  extent that the creditor fails to proceed against the principal, or to pursue any other remedy in the creditor's

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                  power which the surety cannot pursue and which would lighten the surety's burden;

                                    (E)      a surety may compel its principal
                  to perform the obligation when due;

                                    (F)      if a surety satisfies the principal
                  obligation, or any part thereof, the principal is obligated to reimburse the surety for the amounts paid by the surety;

                                    (G)      a surety, upon satisfaction of the
                  obligation of the principal, is entitled to enforce remedies which the creditor then has against the principal;

                                    (H)      a surety is entitled to the benefit
                  of security held by the creditor for the performance of the principal obligation held by the creditor;

                                    (I)      whenever the property of a surety
                  is hypothecated with property of the principal, the surety is entitled to have the property of the principal first applied to the discharge of the obligation; and

                                    (J)      the principal may designate the
                  portion of any obligation to be satisfied by the surety in the event that the principal provides partial satisfaction of such obligation; and

                           (x) any rights to direct the manner in which, or the order in which, the Administrative Agent must proceed to recover against any collateral given by such Guarantor, any other Guarantor or any other Person to secure the obligations secured hereunder, including, without limitation, any prohibition against obtaining a deficiency judgment and any requirement that any deficiency judgment be obtained only through judicial proceedings, including, without limitation:

                                    (A)      any rights under Section 580b or
                  580d of the California Code of Civil Procedure or under
                  Section 726 of the California Code of Civil Procedure;

                                    (B)      any rights under Section 32-19-06.1
                  of the North Dakota Century Code;

                                    (C)      any rights under Sections 45-1503,
                  45-1505(4), 45-1512 and 6-108 of the Idaho Code;

                                    (D)      any rights under Section 78-37-1 of
                  the Utah Code; and

                                    (E)      any rights under RCW 61.12.120, RCW
                  61.24.030(4) and RCW 61.24.100.

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         The Company (and Obligors) and all other Persons bound by the Term Loan
Obligations are personally obligated and fully liable for all amounts due under the Term Loan Obligations. The Collateral Agent (and Administrative Agent) has the right to sue on the Term Loan Obligations and obtain a personal judgment against the undersigned Obligors or any other Person bound by this Agreement for satisfaction of all amounts due under the Term Loan Obligations either before, after or without a judicial foreclosure of the mortgage or deed of trust under Alaska Statute Section 09.45.170 - Section 09.45.220. Each Guarantor hereby acknowledges that none of the Administrative Agent, any Lender and any other Person have a duty to disclose to such Guarantor any facts such Person may now or hereafter know about the Company, regardless of whether such Person has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume or has reason to believe that such facts are unknown to such Guarantor or has a reasonable opportunity to communicate such facts to such Guarantor, it being understood and agreed that each Guarantor is fully responsible for being and keeping informed of the financial condition of the Company and of all circumstances bearing on the risk of nonpayment or nonperformance of any obligations hereby guaranteed. Each Guarantor further acknowledges that the suretyship defenses and rights waived hereunder may provide partial or complete defenses to the recovery by the Administrative Agent from such Guarantor and/or grant such Guarantor certain rights, the enforcement or realization of which could reduce or eliminate such Guarantor's liability hereunder to the Company.

         If any Lender or the Administrative Agent is required by any court or otherwise to return to the Company, the Guarantors, or any trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or any Guarantor to the Administrative Agent or such Lender, this Term Loan Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it shall not be entitled to, and hereby waives, any right to exercise any right of subrogation in relation to the Lender in respect of any Obligations guaranteed hereby, except as provided under Section 12.05 hereof. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in
Article VII hereof for the purposes of its Term Loan Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VII hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of its Term Loan Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor pursuant to Section 12.05 hereof after the Term Loans and the Obligations hereunder shall have been paid in full to the Lenders under the Term Loan Guarantees.

SECTION 12.02.    Execution and Delivery of Additional Term Loan Guarantee.

         To effect any additional Term Loan Guarantee set forth in Section 12.01 hereof, any future Guarantor shall execute and deliver a Guarantor Joinder Agreement, which agreement shall be entered into in accordance with Section 5.17 hereof and shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

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         To evidence its Term Loan Guarantee set forth in Section 12.01 hereof, each Guarantor of the Term Loans hereby agrees that a Guarantor Joinder Agreement shall be executed on behalf of such Guarantor, by manual or facsimile signature, by an Officer of such Guarantor.

         For so long as a Term Loan Guarantee of such Guarantor remains in full force and effect, each Guarantor hereby irrevocably appoints the Company as its attorney-in-fact for the purpose of executing in the name and on behalf of such Guarantor any Guarantor Joinder Agreement.

SECTION 12.03.    Guarantors May Consolidate, Etc., on Certain Terms.

                  (a) Except as set forth in Articles V and VI hereof and this Section 12.03, nothing contained in this Agreement shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

                  (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor hereunder, pursuant to a Guarantor Joinder Agreement and other documentation in form and substance reasonably satisfactory to the Administrative Agent under the Term Loan Documents delivered by that Guarantor, and, in the case of a Pipeline Subsidiary, if and to the extent that a pledge in respect thereof is required to then be in effect, the Capital Stock of the successor resultant transferee Person continues to be pledged to the Collateral Agent for the benefit on the holders of the Secured Obligations; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 5.09 hereof; provided, however, that this clause
(iii) shall be suspended for so long as the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants subject to Section 5.19 hereof.

         Notwithstanding the foregoing paragraph (and in the case of clause
(iii) of this paragraph, notwithstanding Section 12.03(c) hereof), (i) any Guarantor other than a Pipeline Subsidiary may consolidate with, merge into or transfer all or a part of its properties and assets to the Company or any other Guarantor, (ii) any Guarantor may consolidate with merge into or transfer all or a part of its properties and assets to a Restricted Subsidiary of the Company that has no significant assets or liabilities and was incorporated, organized or formed solely for the purpose of reincorporating or otherwise reorganizing such Guarantor in another State of the United States; provided that, in each case, such successor, resultant or transferee Person continues to be a Guarantor and to have the same obligations under this Agreement and all of the other Term Loan Documents and, in the case of a Pipeline Subsidiary, if and to the extent that a pledge in respect thereof is required to then be in effect, the Capital Stock of the successor resultant transferee Person continues to be pledged to the Collateral Agent for the benefit of the holders of the Secured Obligations, and
(iii) subject to the provisions of Section 12.04, upon the disposition (including by way of merger, consolidation or otherwise) of all or substantially all of the assets

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or all of the Capital Stock of any Guarantor, that Guarantor shall be released from its obligations under its Term Loan Guarantee and all of the other obligations of that Guarantor under this Agreement and all of the other Term Loan Documents, all security interests granted by that Guarantor to the Collateral Agent shall be released and any related resultant, surviving or transferee Person shall not be required to assume any of such obligations.

                  (c) In the case of any such consolidation, merger, sale or conveyance and (i) upon the assumption by the successor Person pursuant to a Guarantor Joinder Agreement and other documentation in form and substance reasonably satisfactory to the Administrative Agent, of the Obligations under this Agreement and all other Term Loan Documents delivered by that Guarantor, and, (ii) in the case of a Pipeline Subsidiary, if and to the extent that a pledge in respect thereof is required to then be in effect, the Capital Stock of the successor resultant transferee Person continues to be pledged to the Collateral Agent for the benefit on the holders of the Secured Obligations, executed and delivered to the Administrative Agent or the Collateral Agent, as appropriate, and (iii) such successor Person continues the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Guarantor, then such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All Term Loan Guarantees shall in all respects have the same legal rank and benefit under this Agreement as the Term Loan Guarantees theretofore and thereafter issued in accordance with the terms of this Agreement as though all of such Term Loan Guarantees had been issued at the date of the execution hereof.

SECTION 12.04.    Releases.

                  (a) In the event of any sale or other disposition, whether in one or a series of related transactions, of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition, whether in one or a series of related transactions, of all of the Capital Stock of any Guarantor in compliance with this Agreement to any entity that is not the Company or a Subsidiary of the Company, then such Guarantor and such acquiring, resulting, surviving or transferee Person will be released and relieved of any obligations under any Term Loan Guarantee; provided, however, that the Net Proceeds of such sale or other disposition will be applied in accordance with Section 5.10 hereof. Upon delivery by the Company to the Administrative Agent of an Officers' Certificate to the effect of the foregoing, the Administrative Agent shall execute any documents reasonably required in order to evidence the release of such Guarantor from its Obligation under its Term Loan Guarantee and this Agreement. Any Guarantor not released from its Obligations under its Term Loan Guarantee shall remain liable for the full amount of principal of, and premium, if any, interest on the Term Loans and for the other Obligations of such Guarantor under this Agreement as provided in this Article XII.

                  (b) Upon the designation of a Guarantor as an Unrestricted Subsidiary in accordance with the Terms of this Agreement, such Guarantor shall be released and relieved of its obligations under this Agreement. Upon delivery by the Company to the Administrative Agent of an Officers' Certificate and an Opinion of Counsel to the effect that the designation of such Guarantor as an Unrestricted Subsidiary was made by the Company in accordance with the

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provisions of this Agreement, including, without limitation, Section 5.07 hereof, the Administrative Agent shall execute any documents reasonably required in order to evidence the release of such Guarantor from its Obligation under its Term Loan Guarantee and this Agreement. Any Guarantor not released from its Obligations under its Term Loan Guarantee shall remain liable for the full amount of principal of, and premium, if any, interest on the Term Loans and for the other Obligations of such Guarantor under this Agreement as provided in this
Article XII.

SECTION 12.05.    Limitation on Guarantor Liability; Contribution.

         For purposes hereof, each Guarantor's liability under its Term Loan Guarantee shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Term Loan Documents and (ii) the amount, if any, which would not have (A) rendered such Guarantor "insolvent" (as such term is defined in the Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (B) left such Guarantor with unreasonably small capital at the time its Term Loan Guarantee of the Term Loans was entered into; provided that, it will be a presumption in any lawsuit or other proceeding in which a Guarantor is a party that the amount guaranteed pursuant to its Term Loan Guarantee is the amount set forth in clause (i) above unless any creditor, representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors as set forth below, and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

         In order to provide for just and equitable contribution among the Guarantors, the Guarantors shall agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Term Loan Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Term Loans or any other Guarantor's Obligations with respect to its Term Loan Guarantee.

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.01. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any Obligor, the Sole Lead Arranger, the Collateral Agent or the Administrative Agent shall be sent to such Person's address as set forth on Appendix B or in the other relevant Term Loan Document, and in the case of any

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Lender, the address as indicated on Appendix B or otherwise indicated to the
Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such Agent. Documents, notices or reports required to be delivered to the Lenders pursuant to Sections 2.11, 5.03(a), 5.04 and 5.15 may be delivered electronically and posted electronically on IntraLinks/IntraAgency or other relevant website to which the Lenders have access (whether a commercial, third-party website or whether sponsored by Administrative Agent), if any; provided that (i) the Administrative Agent shall deliver paper copies of such reports to any Lender upon written request therefor; and (ii) the Administrative Agent shall notify (which may be by facsimile or electronic mail) each Lender of the posting of any such reports and provide to each Lender by email electronic versions (i.e. soft copies) of such reports.

SECTION 13.02. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to pay promptly:

                  (a) all expenses associated with the creation and perfection of security interests and associated documents, including, without limitation, the Security Documents and all Financing Statements, including filing fees and the reasonable fees and disbursements of Latham & Watkins LLP, counsel to the Sole Lead Arranger, incurred in connection therewith and the fees and disbursements of local counsel incurred in connection therewith, in each case, prior to the Closing Date;

                  (b) all the actual and reasonable costs and expenses incurred after the Closing Date of preparation of the Term Loan Documents and any consents, amendments, waivers or other modifications thereto;

                  (c) all the costs incurred after the Closing Date of furnishing all opinions by counsel for the Company and the other Obligors;

                  (d) after the Closing Date, the reasonable fees, expenses and disbursements of counsel to Agents in connection with the negotiation, preparation, execution and administration of the Term Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company;

                  (e) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Lenders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents;

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                  (f)      all the actual costs and reasonable fees, expenses
and disbursements of any auditors, accountants, consultants or appraisers;

                  (g) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral;

                  (h) all other actual and reasonable costs and expenses incurred by each Agent in connection with the syndication of the Term Loans and Term Loan Commitments and the negotiation, preparation and execution of the Term Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and

                  (i) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees and costs of settlement, incurred by any Agent and Lenders in enforcing any Term Loan Obligations of or in collecting any payments due from any Obligor hereunder or under the other Term Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Term Loan Guarantee) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

SECTION 13.03.    Indemnity.

                  (a) In addition to the payment of costs and expenses pursuant to Section 13.02, whether or not the transactions contemplated hereby shall be consummated, each of the Company and the Guarantors jointly and severally agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Administrative Agent and Lender and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnitee.

                  (b) All amounts due under Section 13.03(a) shall be payable not later than 10 days after written demand therefor.

                  (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 13.03(a) may be unenforceable in whole or in part because they are violative of any law or public policy, each of the Company and Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

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                  (d)      Neither the Company nor any Guarantor shall ever
assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Term Loan Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Company and Guarantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  (e) The agreements in this Section 13.03 shall survive repayment of the Term Loans and all other amounts payable hereunder.

SECTION 13.04. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Obligor at any time or from time to time subject to the consent of the Administrative Agent, without prior written notice to any Obligor or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Obligor against and on account of the obligations and liabilities of any Obligor to such Lender hereunder, and under the other Term Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Term Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Obligor hereby further grants to the Administrative Agent and each Lender a security interest in all deposit accounts maintained with the Administrative Agent or such Lender as security for the Term Loan Obligations.

SECTION 13.05.    Amendments and Waivers.

                  (a) Requisite Lenders' Consent. No amendment, modification, termination or waiver of any provision of the Term Loan Documents, or consent to any departure by any Obligor therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and any additional consents required by Sections 13.05(b) and (c).

                  (b) Affected Lenders' Consent. No amendment, modification, termination, or consent shall be effective if the effect thereof would:

                           (i) extend the scheduled final maturity of any Term Loan or Term Loan Note outstanding to any Lender without the prior written consent of that Lender;

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                           (ii)     waive, reduce or postpone any scheduled
         repayment (but not prepayment) due to any Lender without the prior written consent of that Lender;

                           (iii) reduce the rate of interest on any Term Loan (other than any waiver of any increase in the interest rate applicable to any Term Loan pursuant to Section 2.07) payable to any Lender or reduce or extend any fee payable hereunder to any Lender without the prior written consent of that Lender;

                           (iv) reduce the principal amount of any Term Loan outstanding to any Lender without the prior written consent of that Lender;

                           (v) amend, modify, terminate or waive any provision of this Section 13.05(b), as it applies to any Lender without the prior written consent of that Lender;

                           (vi) amend the definition of "Requisite Lenders" or "Pro Rata Share"; provided, without the consent of the Requisite Lenders as set forth in Section 2.19 hereof and otherwise with the consent of the Requisite Lenders additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Initial Term Loan Commitments and the Initial Term Loans are included on the Closing Date;

                           (vii) release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Term Loan Documents without the prior written consent of all Lenders; or

                           (viii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Term Loan Document without the prior written consent of all Lenders.

                  (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Term Loan Documents, or consent to any departure by any Obligor therefrom, shall amend, modify, terminate or waive any provision of Article VIII as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of the Administrative Agent.

                  (d) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 13.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Obligor, on such Obligor.

SECTION 13.06.    Successors and Assigns; Participations.

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                  (a)      Generally. This Agreement shall be binding upon the
parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders and the other parties hereto. No Obligor's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Obligor without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Register. The Company, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Term Loan Commitments and Term Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Term Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register as provided in Section 12.06(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan Commitment or Term Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Term Loan Commitments or Term Loans.

                  (c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loan Commitment or Term Loans owing to it or other Term Loan Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Term Loan and any related Term Loan Commitments):

                           (i)      to any Person meeting the criteria of clause
         (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to the Company and the Administrative Agent; and

                           (ii)     to any Person meeting the criteria of clause
         (ii) of the definition of the term of "Eligible Assignee";

provided, further each such assignment pursuant to this Section 13.06(c) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent or as shall constitute the aggregate amount of the Term Loan Commitments and Term Loans outstanding to the assigning Lender).

                  (d) Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment Agreement, together with such forms, certificates or other evidence, if any, with respect to United States federal income tax

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withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.17(c).

                  (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement, together with the processing and recordation fee referred to in Section 13.06(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Company and shall maintain a copy of such Assignment Agreement.

                  (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Term Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Term Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Term Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 13.06, the disposition of such Term Loan Commitments or Term Loans or any interests therein shall at all times remain within its exclusive control).

                  (g) Effect of Assignment. Subject to the terms and conditions of this Section 13.06, as of the "Effective Date" specified in the applicable Assignment Agreement:

                           (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof;

                           (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 13.08 and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Term Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder);

                           (iii) the Term Loan Commitments shall be modified to reflect the Term Loan Commitment of such assignee; and

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                           (iv)     if any such assignment occurs after the
         issuance of any Term Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Term Loan Notes to the Administrative Agent for cancellation, and thereupon the Company shall issue and deliver new Term Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Term Loans of the assignee and/or the assigning Lender.

                  (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Company, any of its Restricted Subsidiaries or any of its Affiliates) in all or any part of its Term Loan Commitments, Term Loans or in any other Term Loan Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would:

                           (i) extend the final scheduled maturity of any Term Loan or Term Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Term Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Term Loan Commitment or Term Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof);

                           (ii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement; or

                           (iii) release all or substantially all of the Collateral under the Security Documents (except as expressly provided in the Term Loan Documents) supporting the Term Loans hereunder in which such participant is participating.

The Company agrees that each participant shall be entitled to the benefits of Sections 2.15(c), 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Company's prior written consent and (ii) a participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of
Section 2.17 unless the Company is notified of the participation sold to such participant and such participant agrees, for the benefit of the Company, to comply with Section 2.17 as though it were a Lender. To the extent permitted by law, each participant also

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shall be entitled to the benefits of Section 13.04 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

                  (i) Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 13.06, any Lender may assign and/or pledge all or any portion of its Term Loans, the other Term Loan Obligations owed by or to such Lender, and its Term Loan Notes, if any, to secure obligations of such Lender including, without limitation, (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and (ii) with respect to any Lender that is a fund that invests in bank loans, to any trustee or holder of obligations owed, or securities issued by, such fund as security for such obligations or securities or to any other representative of such holders; provided, no Lender, as between the Company and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, trustee or such holder of obligations be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

                  (j) Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

SECTION 13.07. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 13.08. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Term Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Obligor set forth in Sections 2.15(c), 2.16, 2.17, 13.02, 13.03 and 13.04 and
the agreements of Lenders set forth in Sections 2.14, 8.03(b) and 8.06 shall survive the payment of the Term Loans and the termination hereof.

SECTION 13.09. No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Term Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Term Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

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SECTION 13.10.    Marshalling; Payments Set Aside. Neither any Agent nor any
Lender shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Term Loan Obligations. To the extent that any Obligor makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent, on behalf of Lenders), or the Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 13.11. Severability. In case any provision in or obligation under any Term Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 13.12. Term Loan Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Term Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Term Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 13.13. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 13.14. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

SECTION 13.15. Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER TERM LOAN DOCUMENT, OR ANY OF THE TERM LOAN OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (c) AGREES THAT SERVICE OF ALL

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PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR
CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE OBLIGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 13.16. Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER TERM LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
13.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER TERM LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 13.17. Confidentiality. Each Lender shall hold all non-public information regarding the Company and its business identified as such by the Company and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by the Company that, in any event, a Lender may make:

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

                           (i)      disclosures of such information to
         Affiliates of such Lender and to their agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 13.17);

                           (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Term Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Commodity Hedge Agreements and Financial Hedge Agreements (provided, such assignee, transferee, participant, counterparties and advisors are advised of and agree to be bound by the provisions of this Section 13.17);

                           (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Obligors received by it from any of the Agents or any Lender, and

                           (iv) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of this Agreement, the Indenture, the Senior Credit Facility and the transactions contemplated hereby (and any related transactions or arrangements), and (ii) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of this Agreement, the Indenture, the Senior Credit Facility and the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to this Agreement, the Indenture, the Senior Credit Facility and the transactions contemplated hereby, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

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SECTION 13.18.    Usury Savings Clause. Notwithstanding any other provision
herein, the aggregate interest rate charged with respect to any of the Term Loan Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Term Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Term Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Company shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Company to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Term Loans made hereunder or be refunded to the Company.

SECTION 13.19. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. The delivery of an executed signature page of this Agreement, or any Joinder Agreement in connection herewith, by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 13.20. Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                      TESORO PETROLEUM CORPORATION

                                      By:    /s/ GREGORY A. WRIGHT
                                          --------------------------------------
                                          Name:  Gregory A. Wright
                                          Title: Senior Vice President and
                                                 Chief Financial Officer

                                      DIGICOMP INC.,

                                      FAR EAST MARITIME COMPANY,

                                      GOLD STAR MARITIME COMPANY,

                                      KENAI PIPE LINE COMPANY,

                                      SMILEY'S SUPER SERVICE, INC.,

                                      TESORO ALASKA COMPANY,

                                      TESORO ALASKA PIPELINE COMPANY,

                                      TESORO AVIATION COMPANY,

                                      TESORO FINANCIAL SERVICES HOLDING COMPANY,

                                      TESORO GAS RESOURCES COMPANY, INC.,

                                      TESORO HAWAII CORPORATION,

                                      TESORO HIGH PLAINS PIPELINE COMPANY,

                                      TESORO MARINE SERVICES HOLDING COMPANY,

                                      TESORO MARINE SERVICES, LLC,

                                      TESORO MARITIME COMPANY,

                                      TESORO NORTHSTORE COMPANY,

                                      TESORO PETROLEUM COMPANIES, INC.,

                                      TESORO REFINING AND MARKETING COMPANY,

                                      TESORO TECHNOLOGY COMPANY,

                                      TESORO TRADING COMPANY,

                                      TESORO VOSTOK COMPANY,

                                      TESORO WASATCH, LLC

                                      VICTORY FINANCE COMPANY

                                      By: /s/ Sharon L. Layman
                                         ---------------------------------------
                                         Name: Sharon L. Layman

                                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      as Administrative Agent, Sole Lead
                                      Arranger and a Lender

                                      By: /s/ Robert Wagner
                                         ---------------------------------------
                                                 Authorized Signatory

                                      S-4